Exhibit 10.21

CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL

LICENSE AGREEMENT

This License Agreement, effective as of June 1, 2005 (the “Effective Date”), is by and among:

Angiotech Pharmaceuticals, Inc., a corporation organized and existing under the laws of the Province of British Columbia, Canada, with principal offices at 1618 Station Street, Vancouver, British Columbia, Canada V6A 1B6 (“Angiotech Parent”);

Angiodevice International GmbH, a corporation organized and existing under the laws of Switzerland, with principal offices at Dammstrasse 19, Postfach, CH-6301 Zug, Switzerland (“Angio device”);

Angiotech International AG, a corporation organized and existing under the laws of Switzerland, with principal offices at Dammstrasse 19, Postfach, CH-6301 Zug, Switzerland (“Angiotech International”); and

Broncus Technologies, Inc., a corporation organized and existing under the laws of California, with principal offices at 1400 N. Shoreline Blvd., Building A, Suite 8, Mountain View, California, U.S.A. 94043 (“Broncus”).

WITNESSETH

WHEREAS Angiodevice, Angiotech International, and Angiotech Parent (hereinafter collectively referred to as “Angiotech”) are all Affiliates (as defined below) of each other;

WHEREAS Angiotech owns, or has acquired licenses to, certain domestic and foreign patents and patent applications and has developed know-how, all relating to the use of paclitaxel as a therapeutic agent in local medical applications and specifically related to the treatment of cellular proliferation following implantation of non-vascular stents and implants; and

WHEREAS Broncus desires to receive a license for the use of certain of such patents, patent applications and know-how for treatment of chronic obstructive pulmonary diseases (but excluding cancers), and Angiotech is willing, and has the right, to grant such a license to Broncus;

NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Angiotech and Broncus (individually referred to as “Party” and collectively as “Parties”) hereby agree as follows:

1.	Definitions.

Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning as set forth below:

“AAA” has the meaning ascribed to it in Section 9.2.

**** Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

“Action” means any legal action, suit or proceeding, or the filing of any counterclaim.

“Affiliate” means any entity, natural or otherwise, that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with a Party. For purposes of this definition, “control” means (a) the direct or indirect ownership of at least fifty percent (50%) (or such maximum lesser percentage allowed to be owned by a foreign owner in a particular jurisdiction) of the outstanding voting securities of such entity, or (b) the ability to control the management of, or possession of the decision making authority of, such entity through whatever means.

“Agreement” means this License Agreement, together with all exhibits annexed hereto, as the same may be modified (in accordance with the terms hereof) and in effect from time to time.

“Angiotech Indemnitees” has the meaning ascribed to it in Section 7.3(a).

“Associated Components” means items that are sold for use with, and are ancillary to, the implantation or use of, an Eligible Product (such as the Doppler catheter device and the needle holemaker described on Exhibit D), but expressly excluding Implantation Devices and Eligible Products themselves.

“Broncus Indemnitees” has the meaning ascribed to it in Section 7.3(b).

“Broncus License” has the meaning ascribed to it in Section 2.1.

“Broncus Technology” means technology Controlled by Broncus for the treatment of chronic obstructive pulmonary diseases (including emphysema but excluding cancers) which consists of (i) stents, grommets, conduits and/or other implants (and devices ancillary to the implantation or use of the foregoing) which are placed in a tracheal or bronchial passageway (or otherwise in the lung) for maintaining an artificial passageway in the lung, and (ii) methods of making and using such implants (and ancillary devices) described in (i), including, without limitation, the coating of (and coated versions of) such implants with Paclitaxel and other substances. For purposes of clarity, for purposes of this Agreement it should be understood that “Broncus Technology” does not include any stent, grommet, conduit and/or other implant or device to the extent used for vascular applications.

“Calendar Quarter” means each three (3) month period during the Term commencing on January 1, April 1, July 1 or October 1; provided that the first Calendar Quarter of the Term shall be deemed to have commenced on the Effective Date and may be shorter than a full Calendar Quarter.

“Calendar Year” means each twelve (12) month period during the Term commencing on January 1 and ending on December 31 of each year; provided that the first Calendar Year of the Term shall be deemed to have commenced on the Effective Date and may be shorter than a full Calendar Year.

**** Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

“Change of Control” means the acquisition by any person, or by any person acting jointly or in concert with an offeror (“Joint Actor”), whether directly or indirectly, of voting securities of Broncus which, when added to all other voting securities of Broncus held at same time by such person, or by such person and a Joint Actor, totals for the first time fifty percent (50%) or more of the outstanding voting securities of Broncus.

“Clinical Data” means the results and analysis of data arising from the testing of a drug, device or a combination thereof in vitro, in vivo in non-human subjects and in vivo in human subjects, including safety and toxicity testing (or other pre-clinical testing), patient screening, patient enrollment, patient status, any communications (including filings) with Regulatory Authorities, actions taken or modification in study design/conduct and summary of data collected on CRFs (Case Report Forms) either paper or electronic, interactions with a DSMB (data safety monitoring board) if applicable.

“Combination Product(s)” has the meaning ascribed to it in Section 3.5.

“Competitive Product” means, in a given country, jurisdiction or union, a product, other than an Eligible Product, (a) which is used for an airway bypass procedure and functions to maintain an artificial passageway in the lung, (b) which releases or elutes an active agent (other than Paclitaxel), (c) which does not release or elute Paclitaxel, (d) which is one of the following: (i) the subject of a premarket approval application (PMA) or foreign equivalent filed in Japan or any country in North America prior to the First Commercial Sale of an Eligible Product in such country, (ii) has received Regulatory Approval, or (iii) for jurisdictions in which Regulatory Approval is not required, has been commercially sold, and (e) which is marketed (or to be marketed in the case of a PMA or foreign equivalent as described above) for the treatment of one or more label indications within the Field (as specified in the PMA or foreign equivalent, the Regulatory Approval or, if the foregoing are not required in a given jurisdiction, on the label, for such product) substantially similar to one or more approved or target label indications for an Eligible Product as specified in any Regulatory Approval which has been received for such Eligible Product or in a pending application for Regulatory Approval for such Eligible Product. For the avoidance of doubt (and without limiting or expanding the other criteria specified in (a) through (e) above), Competitive Products do not include any product that is not sold commercially and is only the subject of an IDE or otherwise the subject of clinical trials without the filing of a PMA or the granting of Regulatory Approval for such product.

“Confidential Information” means all information and data provided by the Disclosing Party to the Recipient (in written or other tangible medium and marked as confidential or, if disclosed orally or displayed, identified as confidential at the time of disclosure and confirmed in summary written form as confidential within thirty (30) days after disclosure), except any portion thereof which:

(a) is known to the Recipient, as evidenced by the Recipient’s written records, before receipt thereof under this Agreement or any other agreement between the Parties providing for confidentiality;

(b) is disclosed to the Recipient by a Third Party (other than an Affiliate of the Disclosing Party or the Recipient) who is under no obligation of confidentiality to the Disclosing Party hereunder with respect to such information and who otherwise has a right to make such disclosure;

**** Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

(c) is or becomes generally known in the trade or to the public through no fault of the Recipient;

(d) is independently developed by the Recipient without reference to, use of, or reliance upon the Disclosing Party’s Confidential Information, as evidenced by the Recipient’s written records; or

(e) is required to be disclosed by the Recipient pursuant to applicable statute, rule or regulation of any court or Regulatory Authority (or other governmental entity) with competent jurisdiction; provided that the Disclosing Party shall be notified as soon as possible and the Recipient that is being required to disclose such information shall, if requested by the Disclosing Party, use reasonable good faith efforts, at the expense of the Disclosing Party, to assist in seeking a protective order (or equivalent) with respect to such disclosure or otherwise take reasonable steps to avoid making such disclosure.

Subject to the exceptions in (a) through (e) above, and as otherwise provided in Article 10, Confidential Information of Angiotech includes, without limitation, the Clinical Data provided to Broncus by or on behalf of Angiotech (and including, without limitation, any other Technical Information (such, as for example, product specifications, manufacturing processes and the like), if any, disclosed in such Clinical Data and during discussions between Angiotech and Broncus regarding Clinical Data) and the contents of patent applications within the Licensed Patent Rights that are not publicly available (including filing particulars and the fact that such a patent application has been filed). Subject to the exceptions in (a) through (e) above, and as otherwise provided in Article 10, and disclosures otherwise permitted by this Agreement, Confidential Information of Broncus includes, without limitation, the Clinical Data provided to Angiotech by or for Broncus (including, without limitation, filings and communications with Regulatory Authorities, such as may be disclosed under Section 5.1, and including, without limitation, any technical information (such as, for example, product specifications, manufacturing processes and the like), if any, disclosed in such Clinical Data and during discussions between Angiotech and Broncus regarding Clinical Data), written reports provided by Broncus hereunder (such as under Sections 3.7 and 4.3), sublicense agreements provided under Section 2.2, and information obtained under Section 3.11 (Audit Rights).

“Control” or “Controlled” shall mean the legal authority or right of a Party hereto to grant a license or sublicense of intellectual property rights to another Party hereto, without breaching the terms of any agreement with a Third Party (other than an Affiliate) or misappropriating or unlawfully disclosing the confidential, proprietary or trade secret information of a Third Party (other than an Affiliate). For the avoidance of doubt, Broncus shall not be deemed to Control the Licensed Technology.

“Diligence Date(s)” means one or more of the date(s) set out in Section 4.1(a) as the context requires.

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“Disclosing Party” means the Party that discloses or has disclosed Confidential Information to another Party.

“Dispute” shall have the meaning ascribed to it in Section 9.1.

“Dollars” or “$” means the lawful currency of the United States of America.

“Eligible Product(s)” means stents, grommets, conduits and/or other implants, which are placed in a tracheal or bronchial passageway (or otherwise placed in the lung), other than vascular applications, which release or elute Paclitaxel, and either

(i) the manufacture, use or sale of which, absent the license granted herein, would infringe a Valid Claim of the Licensed Patent Rights in the country where it is made, used or sold; and/or

(ii) incorporate or were discovered, developed or made using (directly or indirectly) Technical Information (including use of or reference to any Clinical Data or regulatory filings within the Technical Information).

Eligible Products may include compound(s) or substance(s) (in addition to Paclitaxel), including, without limitation, any active agents or Polymers; provided, however that this Agreement conveys no rights, representations or warranties under the Licensed Technology (or any other intellectual property rights Controlled by Angiotech) with respect to any active agents (or uses thereof) other than Paclitaxel or any polymers other than Polymers (provided, however, that this Agreement does convey rights to claims within the Licensed Patent Rights directed to the use or combination of Paclitaxel with polymers generally (without specifying a specific polymer — e.g., use of Paclitaxel in combination with non-biodegradable polymers)).

“FDA” means the United States Food and Drug Administration or any successor agency.

“Field” means treatment of chronic obstructive pulmonary diseases (including, without limitation, emphysema) but excluding cancers.

“First Commercial Sale” means the date of the first sale of an Eligible Product in a country made by or on behalf of Broncus or its permitted sublicensees in the normal course of business following receipt of Regulatory Approvals for the sale of such Eligible Product in such country (or if no such Regulatory Approval is required in a given country, the date of first commercial sale in such country).

“HDE” means a Humanitarian Device Exemption under 21 C.F.R. Part 814, or such other form of application or filing as may be required as a legal prerequisite to the marketing of an Eligible Product in the United States for humanitarian purposes.

“IDE” means an Investigational Device Exemption under 21 C.F.R. Part 812, or such other form of application or filing as may be required as a legal prerequisite to the commencement of human clinical testing of an Eligible Product in the United States.

**** Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

“Implantation Device(s)” means a catheter or other device for the implantation of an Eligible Product (a) upon which the Eligible Product is mounted prior to sale, or (b) that is sold for use with an Eligible Product but separated from the Eligible Product when sold or otherwise sold separately (excluding, for the avoidance of doubt, Associated Components).

“Improvements” means all patentable (whether or not the subject of a patent or patent application) improvements, variations, updates, modifications and enhancements, other than a new drug or a new class of drugs (i.e., an Improvement can not include an active agent other than Paclitaxel).

“Indemnified Party” has the meaning ascribed to it in Section 7.3(c).

“Indemnifying Party” has the meaning ascribed to it in Section 7.3(c).

“Licensed Patent Rights” means the Valid Claims of all (a) patents and patent applications listed on Exhibit A (or otherwise added under Section 6.7) and (b) corresponding foreign patents and patent applications, including any patents issuing from any of the foregoing patent applications and any reissues, re-examinations, confirmations, extensions, renewals, substitutions, continuations, divisions, patent term extensions, and continuation-in-part applications (only to the extent, however, that Valid Claims in the continuation-in-part applications are fully entitled to the priority date of the parent patent application) of the foregoing (with all of (b) constituting the “Related Patents”). For the avoidance of doubt, Licensed Patent Rights exclude any patents and patent applications directed solely to vascular applications without having any application within the Field.

“Licensed Technology” means Licensed Patent Rights and Technical Information, together with any Improvements that are included in Licensed Technology pursuant to Section 2.4.

“Loss” has the meaning ascribed to it in Section 7.3(a).

“NeoRx Agreement” means that certain License Agreement dated December 17, 1998 between Angiotech Parent and NeoRx Corporation (now assigned by NeoRx Corporation to Boston Scientific Corporation), as amended from time-to-time.

“Net Sales” means, with respect to any Eligible Product and Implantation Devices, the gross invoiced amount from the sale, rent, lease or other disposition of such Eligible Product and Implantation Devices to Third Parties by or on behalf of Broncus and its Affiliates and their permitted sublicensees, less the following:

(a) discounts, credits, rebates, allowances, adjustments, retroactive price reductions, chargebacks, rejections, recalls and returns actually taken or allowed, but not to be taken twice if the gross invoiced amount already reflects such deduction;

(b) freight, postage, transit insurance, shipping and other transportation charges to the extent they are invoiced; and

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(c) sales and use taxes, customs duties, and any other governmental tax or charge (except income taxes or taxes imposed on the right to do business) imposed on or at the time of the production, importation, use, or sale of such Eligible Product and its related Implantation Device (if included in the invoiced amount) to the extent they are invoiced and credited against, or deducted from, the invoiced amount, including any value added taxes (VAT), as adjusted for reasonable and customary rebates and refunds (to the extent such rebates and refunds reduce or generate a refund of such taxes).

In the event that Broncus, its Affiliates or permitted sublicensees make any adjustments to such deductions after the associated Net Sales have been reported pursuant to this Agreement, the adjustments shall be reported and reconciled with the next report and payment of any royalties due. Net Sales shall not include amounts from the sale, rent, lease or other disposition of Eligible Products (i) between or among Broncus and its Affiliates and/or its permitted sublicensees that are intended for resale until those Eligible Products are sold to a Third Party (other than a Broncus Affiliate) by Broncus or its Affiliate or permitted sublicensee; or (ii) by Broncus, its Affiliates or permitted sublicensees at or below cost in connection with compassionate use (other than sales for compassionate use permitted pursuant to an approved HDE or foreign equivalent for such Eligible Product), clinical trials or as promotional goods or samples.

“Paclitaxel” means paclitaxel and/or analogues and derivatives thereof.

“Patent Coverage” means, for a particular Eligible Product in a given country, there exists a Valid Claim within the Licensed Patent Rights in such country that, but for the license granted to Broncus under this Agreement, would be infringed by the manufacture, use or sale of such Eligible Product in such country, or where such Eligible Product is used or sold but not manufactured in such country, the manufacture of such Eligible Product in the country of manufacture would infringe, but for the license herein, a Valid Claim within the Licensed Patent Rights in such country of manufacture.

“Polymer” means a polymer composition that is applied to an Eligible Product and is combined with Paclitaxel (either before, during or after application of such polymer and/or Paclitaxel to such Eligible Product), which consists solely of polymers chosen from among the following families: (a) silicone; (b) urethane; (c) ethylene vinyl acetate; or (d) blends and/or combinations of any of all of the foregoing. The Polymer may also optionally include the use of one or more additives (other than drugs), which are added to change the solubility or permeability of the drug and/or polymers. Polymer shall not include those polymer compositions and uses thereof claimed in the patents and patent applications (y) listed on Exhibit E and (z) corresponding foreign patents and patent applications, including any patents issuing from any of the foregoing patent applications and any reissues, re-examinations, confirmations, extensions, renewals, substitutions, continuations, divisions, patent term extensions, and continuation-in-part applications (only to the extent, however, that claims in the continuation-in-part applications are entitled to the priority date of the parent patent application) of the foregoing, but excluding, in any event, any Related Patents (such patents and patent applications in (z) being the “Polymer Related Patents”).

**** Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

“Recipient” means a Party that receives or has received Confidential Information from the Disclosing Party.

“Regulatory Authority” means, with respect to any particular country, territory or union, the governmental authority, body, commission, agency or other instrumentality of such country, territory or union with the primary responsibility for the evaluation or approval of medical products before such medical product can be tested, marketed, promoted, distributed or sold in such country, territory or union, including such governmental bodies that have jurisdiction over the pricing of such medical product. The term “Regulatory Authority” includes, but is not limited to the FDA, the European Agency for the Evaluation of Medicinal Products (EMEA), European Member State Competent Authorities and the Ministry of Health, Labour and Welfare (MHLW).

“Regulatory Approval” means all approvals, licenses, registrations or authorizations by federal, state, provincial or local regulatory agency, department, bureau or other governmental entity or entities necessary for the sale of a product in a regulatory jurisdiction (including, without limitation, an approved HDE or foreign equivalent) and the associated manufacture of such product in its location of manufacture.

“Royalty” means any of the payments to be made by Broncus to Angiotech under Section 3.3.

“Royalty Term” means, on a country-by-country and Eligible Product-by-Eligible Product basis, the period beginning on the First Commercial Sale of such Eligible Product in such country and ending on the later to occur of (a) the expiration of all Licensed Patent Rights covering such Eligible Product in such country (or the country where such Eligible Product is manufactured) and (b) seven (7) years after the First Commercial Sale of such Eligible Product in such country.

“Senior Staff at Angiotech” means individuals employed by Angiotech Parent who are at or above the level of Senior Vice President.

“Sublicense Income” shall mean any payments that Broncus receives from a permitted sublicensee in consideration for the sublicense of the rights granted under Sections 2.1 and 2.2, including without limitation license fees, milestone payments, license maintenance fees, and other payments received for such a sublicense, but specifically excluding royalty-type payments based on Net Sales, bona fide payments for research and development, marketing, sales and/or other services, bona fide reimbursement for costs and expenses incurred by Broncus (such as patent prosecution costs), payments to the extent of fair market value for the issuance of equity or debt (or for debt financing such as loans), and payments resulting from bona fide arms length agreement for the supply to such sublicensee of Eligible Products, and/or Implantation Devices (and/or ingredients or components thereof).

“Technical Information” means all know-how, information, formulations, trade secrets, data and other proprietary information (including, without limitation, Clinical Data) Controlled by Angiotech or its Affiliates that are in existence as of the Effective Date, are necessary to practice the Licensed Patent Rights in the Field and are provided to Broncus under this

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Agreement. In addition, if Angiotech in its discretion (or as may be required with respect to Clinical Data under Section 5.1), provides to Broncus any such know-how, information, formulations, trade secrets, data or other proprietary information (including, without limitation, Clinical Data) that is useful to practice the Licensed Patent Rights (or otherwise develop, manufacture or commercialize Eligible Products) in the Field (whether or not strictly necessary for such purposes and whether or not in existence as of or after the Effective Date), then such useful know-how, information, formulations, trade secrets, data and other proprietary information and materials, Clinical Data and technology shall be deemed Technical Information.

“Term” has the meaning ascribed to it in Section 8.1.

“Third Party(ies)” means any person or entity other than Angiotech or Broncus.

“Third Party License(s)” means, subject to Section 2.5, any license between Angiotech and a Third Party, as such license may be amended from time to time, that includes in its terms a grant of rights to Angiotech to use, and to sublicense the use of, technology that forms part of the Licensed Technology. Third Party Licenses include, but are not limited to the UBC Agreement and the NeoRx Agreement.

“Territory” means worldwide.

“UBC” means The University of British Columbia and its assigns.

“UBC Agreement” means the License Agreement dated November 7, 1997 between Angiotech Parent and the University of British Columbia, as amended from time-to-time.

“Valid Claim” shall mean a claim in a pending patent application, an allowed patent application or an issued and unexpired patent that (a) has not been finally cancelled, withdrawn, abandoned or rejected by any administrative agency or other body of competent jurisdiction not subject to further appeal, (b) has not been revoked, held invalid, or declared unpatentable or unenforceable in a decision of a court or other body of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal, (c) has not been rendered unenforceable through disclaimer, abandonment, withdrawal or otherwise, and (d) with regard to pending (but unallowed) patent applications, such claim has not been pending for more than four (4) years and has not been dropped from the patent application or otherwise is no longer being prosecuted.

“Warrant” has the meaning ascribed to it in Section 3.1.

2.	License Grant.

2.1 Grant. Subject to terms and conditions of this Agreement, including but not limited to the reservation of rights set forth below, Angiotech hereby grants to Broncus, a royalty-bearing, non-exclusive right and license under the Licensed Technology solely to research, develop, make, have made, use, offer to sell, sell, have sold and import Eligible Products only in the Field in the Territory (the “Broncus License”).

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2.2 Sublicensing.

(a) Broncus shall not have any rights to sublicense the Broncus License, except as consented to in advance in writing by Angiotech, with such consent to be granted or withheld at the sole discretion of Angiotech, except as set forth in Sections 2.2(b) and (c) below.

(b) Broncus shall have the right to sublicense the Broncus License as follows: (i) upon written notice to Angiotech at least thirty (30) days prior to the grant of such sublicense, to Affiliates and other Third Parties solely for the purpose of selling, marketing, distributing and/or promoting Eligible Products which embody Broncus Technology and were developed in material part by Broncus, and (ii) to end users (i.e., physicians and patients) to the extent all applicable rights under the Licensed Patent Rights granted hereunder have not been exhausted upon the sale of the applicable Eligible Product.

(c) Broncus shall also have the right to sublicense the Broncus License to its Affiliates without consent by Angiotech upon written notice to Angiotech at least thirty (30) days prior to the grant of such sublicense, or to other Third Parties upon advance written consent by Angiotech (with such consent not to be unreasonably withheld if such consent is sought by Broncus at least thirty (30) days prior to the grant of such sublicense), under the following conditions:

(i) the sublicense is solely related to facilitating development and commercialization of Eligible Products which embody Broncus Technology and the manufacture, use or sale of which would infringe a Valid Claim of the Licensed Technology without the proposed sublicense at the time such sublicense is originally granted; and

(ii) the consideration received by Broncus for such sublicense is commercially reasonable in relation to the type and amount of consideration typically received with respect to the rights to develop and/or commercialize (as applicable) a product and intellectual property similarly situated to the Eligible Product and Licensed Technology (e.g., in terms of stage of development, market potential, development profile, risks profile, clinical trial results, size and nature of target indication and patient population, competitive product landscape, projected development costs, profit margin, return on investment, and the like).

(d) No granting of any sublicense by Broncus shall relieve Broncus from, or diminish, any obligation of Broncus under this Agreement and Broncus shall be responsible for the performance by its permitted sublicensees under any such sublicense. Any sublicense granted by Broncus under this Agreement shall be subject to the applicable terms and conditions of this Agreement (including, without limitation, Sections 6.4 and 6.5) and any applicable Third Party Licenses. Broncus shall incorporate sufficient terms into any sublicense agreement to enable Broncus to comply with its obligations under this Agreement. Broncus shall promptly furnish Angiotech with a fully signed photocopy of any sublicense agreement, which photocopy shall be the Confidential Information of Broncus hereunder. Upon termination of this Agreement for any reason, all such sublicense agreements shall also terminate.

2.3 Reservation of Rights. For the avoidance of doubt, Angiotech reserves all rights not specifically granted to others herein, including but not limited to: (a) any use or purpose in all fields and applications, including in the Field, (b) the right to grant additional non-exclusive licenses to Affiliates and other Third Parties in all fields and applications, including the Field, (c)

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to the extent reserved or specified under any Third Party Licenses with respect to any rights sublicensed thereunder, including but not limited to the reservation by UBC of rights to use for research the portions of the Licensed Technology to which Angiotech obtained rights under the UBC Agreement, or (d) rights the United States Government may have by applicable legislation and regulations.

2.4 Improvements.

(a) Without limiting what is already included within the Licensed Technology, Angiotech in its sole discretion may offer to Broncus within the Field any Improvement to the Licensed Patent Rights that Angiotech Controls having application within the Field by written notice, and Broncus may elect to include such Improvement in the Broncus License within the Field as a part of the Licensed Technology of this Agreement (subject to all related limitations, rights and obligations of the Broncus License) as follows:

(i) The written notice shall include a description of the Improvement and any financial and other obligations under any license from a Third Party applicable to such Improvement, and Broncus may, by giving written notice to Angiotech within thirty (30) days following receipt of such written notice describing such Improvement, elect to receive the applicable license set forth in this Section 2.4(a) (which license shall become automatically effective upon the giving of such notice of election); provided that:

(A) Broncus shall be obligated to reimburse Angiotech for all of the costs and expenses of Angiotech under any applicable license from a Third Party payable by Angiotech to such Third Party (if applicable, to be apportioned by Angiotech acting reasonably, among Broncus, Angiotech and other sublicensees of such technology from Angiotech, notice of such apportionment to be given to Broncus together with the basis upon which the apportionment determination was made) and Broncus shall be obligated to pay royalties on sales attributable to Broncus (or its sublicensees) as required by any such license from a Third Party in addition to any Royalties payable under this Agreement; and

(B) Broncus shall be subject to all applicable performance, minimum sales and other obligations set forth in any applicable license from a Third Party (as apportioned by Angiotech, if applicable) relating to such Improvement.

(ii) In the event that Broncus does not elect to receive a license to such Improvement within such thirty (30) day period, then Broncus shall have no rights to such Improvement thereafter (and, for the avoidance of doubt, shall not be subject to the provisions of this Section 2.4(a) with respect to such Improvement).

(b) Any Improvement made by either Party that qualifies both as “Improvements” (as defined in the UBC Agreement) to the portion of the Licensed Technology that is licensed to Angiotech Parent under the UBC Agreement and required to be jointly owned by UBC thereunder (the “UBC Licensed Technology”) and as an Improvement to the Broncus Technology, shall be deemed to be an Improvement to the UBC Licensed Technology, shall be owned jointly by UBC and by Angiotech Parent and shall automatically be included in Licensed Technology licensed under the Broncus License hereunder (subject to all related limitations,

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rights and obligations of the Broncus License). Broncus shall notify Angiotech in writing promptly upon making any such Improvement to the UBC Licensed Technology and shall, and hereby does, assign all ownership of any such Improvement jointly to Angiotech Parent and UBC.

(c) Nothing in this Section 2.4 shall give Broncus any right or license to any Improvement to the Licensed Technology outside of the Field.

2.5 Third Party Licenses. As of the Effective Date, only the UBC Agreement and the NeoRx Agreement are part of the Third Party Licenses. Without creating any new obligations on Angiotech to license additional intellectual property beyond what is otherwise provided for in the other sections of this Agreement, before any additional Third Party Licenses (beyond the initial two) are included in the Licensed Technology hereunder, and to the extent not already done so under Section 2.4 (or in the event Section 2.4 does not apply) Angiotech shall first provide Broncus with written notice of such Third Party Licenses, including the rights to be sublicensed to Broncus and any applicable terms and conditions to which Broncus would become subject. Unless Broncus provides its written consent in response to such notice, such additional Third Party Licenses (along with any technology that is licensed under such additional Third Party License) shall not become part of the Licensed Technology hereunder.

3.	Broncus License Fees & Royalties.

3.1 License Fee. In consideration for the Broncus License, Broncus shall issue to Angiodevice a warrant to purchase up to 2,280,328 shares of Broncus Series E Preferred Stock at an exercise price of $0.01 per share in substantially and materially the form attached hereto as Exhibit B (the “Warrant”). Additionally, Broncus and Angiodevice shall enter into an Amendment to Financing Agreements and Waiver of Right of First Refusal in substantially and materially the form attached hereto as Exhibit F (the “Amendment Agreement”). The Parties acknowledge that as of the execution of this Agreement Broncus will not have obtained all necessary corporate and regulatory approvals to grant the Warrant and enter into the Amendment Agreement. If Broncus has not obtained such approvals, granted the Warrant and entered into the Amendment Agreement by August 1, 2005, then instead of doing so Broncus shall promptly pay Angiodevice $500,000, and shall pay Angiodevice (i) an additional $500,000 upon first approval of an IDE or HDE, or foreign equivalent, submitted by or on behalf of Broncus, its Affiliates or its permitted sublicensees, and (ii) an additional $500,000 upon First Commercial Sale in any country of the world. Except as set forth in the preceding sentence Broncus shall not have any liability or obligation due to failure to obtain the necessary approvals, grant the Warrant or enter into the Amendment Agreement, and Broncus’ total liability under the previous sentence shall not exceed $1,500,000.

3.2 Sharing of Sublicense Income. Broncus shall pay to Angiotech a total of **** percent (****%) of all Sublicense Income. All such amounts shall be due and payable to Angiotech within thirty (30) days after receipt thereof by Broncus. In the case of receipt by Broncus of any non-cash consideration from a sublicense in consideration for the granting of a sublicense under Section 2.2 (but excluding, for the avoidance of doubt, consideration received for the items excluded from the definition of Sublicense Income and excluding standard contractual benefits such as indemnities, warranties, diligence and confidentiality obligations and

**** Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

the like), Sublicense Income shall be calculated based on the value of such non-cash consideration received (along with any cash consideration received). If Broncus grants a sublicense under Section 2.2 to a Third Party as part of a transaction including both cash and non-cash Sublicense Income, then the total value of such consideration shall be allocated among the various components of such transaction in accordance with GAAP principles.

3.3 Royalty.

(a) Royalty When Patent Coverage Exists. As further consideration for the Broncus License, during the Royalty Term, Broncus shall pay to Angiotech a Royalty of **** percent (****%) of all Net Sales in countries where Patent Coverage exists with respect to the Eligible Products sold, rented, leased or otherwise disposed of in such country. For the avoidance of doubt, a royalty shall be payable under this Section 3.3(a) on the Net Sales if Eligible Products are manufactured in a country where Patent Coverage exists for such Eligible Products and then sold, rented, leased or otherwise disposed of in a country where no Patent Coverage exists.

(b) Royalty When No Patent Coverage Exists. As further consideration for rights to the Technical Information under the Broncus License, during the Royalty Term, Broncus shall pay to Angiotech a Royalty of **** percent (****%) of all Net Sales in countries where no Patent Coverage exists with respect to the Eligible Products sold, rented, leased or otherwise disposed of in such country. Broncus’ obligation to pay a Royalty under this Section 3.3(b) in a country with respect to a given Eligible Product shall cease **** following the First Commercial Sale of such Eligible Product in such country.

(c) Only one of the Royalty payments set forth in subsections (a) or (b) above (but not both) shall be due with respect to given amount of Net Sales of an Eligible Product and Implantation Device. For the avoidance of doubt, if Royalties are owed under subsection (a) above, the Royalty calculation and rate under (a) (and not (b)) shall apply.

3.4 Non-Arm’s Length Sales. On sales made in other than an arm’s length transaction, the value of the Net Sales attributed under this Article 3 to such a transaction shall be that which would have been received in an arm’s length transaction. In the case of any sale or other disposal for non-cash value, such as barter or counter-trade, of the Eligible Product and Implantation Device, or part thereof (but excluding, for the avoidance of doubt, (a) any consideration received in connection with the sale transaction which is not attributable to the sale or other disposal of the Eligible Product or its Implantation Device itself but rather for received in consideration for something else, and (b) standard contractual benefits such as indemnities, warranties, diligence and confidentiality obligations and the like), Net Sales shall be calculated as above on the value of such non-cash consideration received, or the fair market price (if higher) of the Eligible Product and Implantation Device in the country of sale or disposal.

3.5 Sales of Eligible Products in Combination. In the event that Broncus or any of its Affiliates or permitted sublicensees provides an Eligible Product together with any other distinct product(s) or stand-alone component(s) (including, without limitation, Associated Components, whether or not such Associated Components are actually attached to the Eligible Product prior to sale) that do not comprise an Eligible Product (other than an Implantation Device), such as in a

**** Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

kit (“Combination Product(s),” for example where there are several distinct products sold together as a kit, such as a Doppler catheter and a needle hole-maker sold in a kit with a bronchial stent (and an Implantation Device) where only the bronchial stent is an Eligible Product) for a single price, the Net Sales (with respect to Eligible Products and any Implantation Devices sold as part of a Combination Product) for the purposes of determining Royalties payable for a Calendar Quarter under this Article 3, shall be determined by multiplying the total net sales of the Combination Product for that Calendar Quarter by the fraction, A/(A+B), where A is the average quarterly sale price, which, prior to and during the first two (2) years following the First Commercial Sale of such Eligible Product in the U.S., shall be based on all available and applicable pricing data for the preceding Calendar Quarter (and shall be so based thereafter until the fraction, AJ(A+B), for such Eligible Product does not vary by greater than ten percent (10%) for four (4) consecutive Calendar Quarters, at which point it shall be calculated on an annual basis prior to the end of the first Calendar Quarter of each Calendar Year based on all available and applicable pricing data for the preceding twelve (12) months) in a particular country of an Eligible Product (together with an Implantation Device) when sold separately in finished form and B is the average sale price (calculated in the same manner as A above) in that country of the other distinct product(s) or stand-alone component(s) making up the Combination Product sold separately in finished form. In the event that such average sale price per unit sale cannot be determined for both the Eligible Product (together with an Implantation Device) and the other distinct product(s) or stand-alone component(s) making up the Combination Product, Net Sales for purposes of determining Royalties payable shall be agreed to by the Parties based on the relative value contributed by each such distinct product and stand-alone component, such agreement not to be unreasonably withheld. Failing agreement on such relative value contribution within thirty (30) days from written notice by one Party to the other, the dispute procedures set forth in Article 9 shall be employed. In order to assist the Parties in implementing the foregoing and in confirming a fair allocation between Royalty-bearing and non-Royalty bearing Net Sales, the follow principles shall apply:

(a) Exhibit D contains the description of one currently contemplated kit containing an Eligible Product (which kit constitutes a Combination Product) and the applicable allocation (i.e., the agreed upon A/(A+B) fraction) to be applied above by the Parties with respect to any such kit or substantially similar products sold by Broncus or its Affiliates or permitted sublicensees. Exhibit D may also contain other example kits or bundled products and applicable allocations agreed to by the Parties to apply thereto in the event such kits or bundled products are actually sold by Broncus or its Affiliates or permitted sublicensees.

(b) In the event that Broncus (or its Affiliates or permitted sublicensees) sells an Eligible Product (with or without an Implantation Device) on a stand-alone basis and also separately sells (without bundling in a kit or similar combination) Associated Components, then it is the express intent of the Parties that Broncus shall not unfairly allocate value from the stand-alone Eligible Product (and an Implantation Device) to the Associated Components in a manner that artificially reduces royalties payable to Angiotech hereunder. Accordingly, in the event of such a bifurcated sales model, the Parties shall apply principles similar to those expressed in this Section 3.5 above to determine whether or not deemed Net Sales should be adjusted to account for any such inequitable allocation (if any); provided, however if the sales price of the Associated Components, as sold for use with Eligible Products, is commensurate with the sales price for such Associated Components, or substantially similar products or components, when

**** Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

sold by Third Parties (not associated with or sublicensed by Broncus) or by any Party or any Third Party for other uses or purposes (besides with an Eligible Product), no such adjustment or reallocation shall be appropriate.

(c) For the avoidance of doubt, an active agent (other than Paclitaxel) which is part of an Eligible Product shall not be considered a component of a Combination Product for purposes of adjustments under this Section 3.5.

3.6 Eligible Product and Implantation Device Sold Separately. For the avoidance of doubt, in the event that Broncus (or its Affiliates or permitted sublicensees) sells an Eligible Product and also separately sells an Implantation Device (i.e., the Eligible Product and Implantation Device are not bundled together with each other in kit or similar combination), Angiotech shall receive a Royalty on Net Sales of both such Eligible Product and such Implantation Device. In the event that either or both such separately-sold Eligible Product and Implantation Device are sold bundled in a kit (or similar combination) with any other distinct product(s) or stand-alone components) (including, without limitation, Associated Components), then the Net Sales attributable to such Eligible Product and such Implantation Device shall be determined by the Parties by applying Section 3.5 (if directly applicable) or principles similar to those expressed in Section 3.5 above.

3.7 Reporting of Broncus Royalties.

(a) Beginning after the first full Calendar Quarter after the Effective Date, Broncus shall deliver to Angiotech, within forty-five (45) days after each and every Calendar Quarter during the Term (even if no Royalty is due) a written Royalty report setting forth for the applicable Calendar Quarter at least the following information:

(i) The date of the First Commercial Sale in each country in the Territory;

(ii) The number of Eligible Products (and Implantation Devices) sold, rented, leased or otherwise disposed of to Third Parties (other than Affiliates of Broncus) by Broncus and its Affiliates and permitted sublicensees, reported on a country-by-country basis (including a separate item for Net Sales where there is Patent Coverage with respect to the applicable Eligible Product and where there is no Patent Coverage);

(iii) Total gross sales amounts received for such Eligible Products (and Implantation Devices) by country, including separate items for the value of any goods or services received in exchange for Eligible Products (and Implantation Devices) to the extent required to be included in Net Sales under Section 3.4, any additional amounts to be added to Net Sales pursuant to Section 3.4 and the details of any adjustment made pursuant to Sections 3.5 and 3.6;

(iv) Components and amounts of deductions applicable to determine Net Sales for such period by country;

(v) The amount of Royalties due or, if no Royalties are due, a statement that no Royalties are due; and

**** Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

(vi) Such other information as may reasonably be requested by Angiotech to the extent reasonably necessary to confirm the amount of Royalties owed hereunder and to the extent such information is reasonably available to Broncus and not unduly burdensome to collect or compile.

(b) Each Royalty report shall be certified as correct by the CFO of Broncus.

3.8 Payment of Royalties. Royalties for each Calendar Quarter shall be paid in Dollars within forty-five (45) days after the end of the applicable Calendar Quarter during the Term. For conversion of foreign currency to Dollars, the conversion rate shall be the “U.S. dollar noon buying rates” for the last business day of the applicable Calendar Quarter, as published at 12:00 p.m. daily New York time by the Federal Reserve Bank of New York (available on Bloomberg, Reuters and the Federal Reserve Bank website). All payments shall be made by wire transfer to Angiotech Parent’s account in accordance with the following instructions (unless amended by written notice):

****

Any taxes or other expenses incurred in the transfer or conversion of foreign currencies to Dollars by or for Broncus hereunder shall be paid entirely by Broncus. The Royalty report required by Section 3.7 shall accompany each such payment.

3.9 Late Payments. Interest will be assessed by Angiotech on any overdue payments at a rate of one percent (1.0%) per month, compounded monthly beginning on the due date of the applicable payment and ending on the date paid (an effective annual rate of 12.68% per annum), or at such lower maximum rate permitted by law. The payment of such interest will not prevent Angiotech from exercising any other rights it may have as a consequence of the lateness of any payment.

3.10 Governmental Taxes. If Broncus is required by applicable law to deduct or withhold any taxes from or in respect of any Royalty payments to Angiotech hereunder, Broncus shall deduct the relevant amount from the amounts payable to Angiotech (without an obligation to gross up such amounts to compensate for such deduction) and pay the relevant taxation authority the relevant withholding tax amount. Upon request, Broncus shall provide Angiotech with evidence of such payment of withholding taxes.

**** Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

3.11 Audit Rights. Broncus shall maintain complete and accurate records regarding sales of Eligible Products (and Implantation Devices) and receipt of Sublicensee Income which enable the calculation of Royalties and sublicense payments under Section 3.2 payable to Angiotech hereunder to be verified, and shall cause its Affiliates and permitted sublicensees to maintain complete and accurate records regarding sales of Eligible Products which enable the calculation of Royalties hereunder. Such records shall be retained by Broncus and its Affiliates and permitted sublicensees for a period of four (4) years following the reporting period to which they relate (as described in Section 3.7). Angiotech, at its expense, shall have the right (no more than once per year, except with respect to years for which Broncus has either restated results or changed accounting methods or principles) to have a certified public accountant, reasonably acceptable to Broncus, inspect such records of Broncus and its Affiliates during normal business hours at the offices of Broncus and its Affiliates, as applicable, solely for the purpose of verifying the calculation and payment of the Royalties and fees based on Sublicense Income (as per Section 3.2) due hereunder, no later than four (4) years after the end of the Calendar Quarter to which such records pertain, upon two (2) weeks prior notice by Angiotech. Broncus shall make available for such inspection such information of its sublicensees concerning the calculation Royalties as it has in its possession or is able to reasonably obtain. The certified public accountant shall agree in writing with Broncus and its Affiliates (as applicable) to be bound by reasonable confidentiality provisions with respect to information to be reviewed and obtained in such inspection prior to receiving access to such information. In the event the examination shows an underpayment for any Calendar Quarter, Broncus shall pay to Angiotech the amounts underpaid, together with interest charges pursuant to Section 3.9. In the event the examination shows an overpayment for any Calendar Quarter, Broncus shall have the right to offset the amount overpaid on the next Royalty payment or payment based on Sublicense Income (as per Section 3.2) made to Angiotech hereunder. Where the amount of any such underpayment is more than five percent (5%) for any Calendar Quarter, Broncus shall also reimburse Angiotech for the actual cost of conducting such examination. In addition to the foregoing rights, Angiotech shall be entitled to cause Broncus, at Broncus’ cost, to audit the books and records of each permitted sublicensee of Broncus under circumstances and terms similar to those set forth above. In the event Broncus conducts any such audit by itself, Angiotech or its representative shall be entitled to accompany Broncus. If Broncus uses the services of a certified public accountant to conduct such audit, Angiotech shall have the right to reasonably approve the appointment of such accountant. Angiotech shall be entitled to promptly receive the audit report of Broncus or its accountant, as the case may be.

4.	Broncus Diligence Obligations.

4.1 Diligence Obligations. Broncus (itself or through its Affiliates or a permitted sublicensee) shall use commercially reasonable efforts to develop, and if appropriate Regulatory Approvals are obtained, commercialize an Eligible Product in the Field. For purposes of this Section 4.1, commercially reasonable efforts shall mean the amount of resources and diligence typically devoted to the given activity by a similarly situated medical device company as Broncus for a product similarly situated to the Eligible Product (e.g., in terms of market potential, development profile, risks profile, clinical trial results, size and nature of target indication and patient population, competitive product landscape, projected development costs, profit margin and return on investment).

**** Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

(a) Specifically, Broncus (itself or through its Affiliates or a permitted sublicensee) shall meet the following obligations (each such deadline, a “Diligence Date”):

(i) A pivotal trial in humans in the U.S. must be initiated for an Eligible Product by December 31, ****;

(ii) A submission for a product approval for an Eligible Product must be submitted to the FDA by December 31, ****; and

(iii) The First Commercial Sale of an Eligible Product in the U.S. must be made by December 31, ****.

(b) Broncus shall have a one time option of paying Angiotech **** (in cash or in warrants or other equity having equivalent value at the time of grant to Angiotech) to extend the Diligence Dates set forth in Section 4.1(a)(i) and (iii) by **** each (i.e., to the end of **** and ****, respectively) and also extend the Diligence Date set forth in Section 4.1(a)(ii) by **** (i.e., to the end of ****). In order to purchase the extension, Broncus must provide written notice of its intent to purchase such extension at least thirty (30) days prior to any applicable Diligence Date whose corresponding milestone has not yet been achieved, and payment for the extension must be received by Angiotech on or prior to the applicable Diligence Date.

4.2 Failure to Meet Diligence Timelines. In the event that Broncus has not fulfilled the required obligation by the applicable Diligence Date (as may be extended by application of Section 4.1(b)), then Angiotech shall be entitled, at its discretion, to treat any such failure as a material breach in accordance with Section 8.2(a) of this Agreement; provided, however that the cure period for such breach (before which Angiotech may terminate this Agreement under Section 8.2(a)) shall be ninety (90) days rather than forty-five (45) days.

4.3 Progress Reports. Broncus shall provide written annual reports on development progress for Eligible Products and on efforts to commercialize Eligible Products to Angiotech within thirty (30) days after the end of each Calendar Year. These progress reports shall include with respect to Eligible Products, but shall not necessarily be limited to, (a) progress on research and development of Eligible Products (including summaries of information and data generated by or on behalf of Broncus and its permitted sublicensees, other than Clinical Data, having similar quality, content and detail as would be presented in reports of such nature to boards of directors, but at least to the extent provided for in Angiotech’s standard form diligence reports provided to its licensors under Third Party Licenses), (b) plans for future pre-clinical and clinical studies, (c) status of current pre-clinical and clinical studies, (d) status of applications for Regulatory Approvals, and (e) manufacturing, marketing and sales efforts during the preceding Calendar Year, as well as plans for the present Calendar Year. Broncus agrees to provide (and to obtain from its Affiliates and permitted sublicensees (as applicable)) any additional information (in its possession or which can be reasonably assembled without undue burden) reasonably required by Angiotech to evaluate Broncus’ performance under Section 4.1 of this Agreement

**** Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

and to allow Angiotech to fulfill its obligations under Third Party Licenses. Nothing in this Section 4.3 shall obligate Broncus to disclose or provide access to Clinical Data (the disclosure of, or access to, which is governed by Article 5 hereof).

4.4 Meetings. In the event that Angiotech wishes to meet with Broncus to discuss clinical development, future development plans, progress reports and/or to ensure that Broncus is using commercially reasonable efforts to bring one or more Eligible Products to market, or to market an Eligible Product that has been approved for commercial sale, Angiotech shall provide notice to Broncus requesting a meeting and, (a) setting out the specific reasons for the meeting, (b) providing at least three (3) possible dates for the meeting (none of which shall be less than thirty (30) days after receipt by Broncus of the meeting notice), (c) stating which Angiotech personnel will be present for the meeting, and (d) stating whether the meeting will be in person at a specified location or by video or teleconference. In the event that the Parties cannot mutually agree to a time and/or location for the meeting within ten (10) days after receipt of the meeting the-meeting notice by Broncus, such meeting time and/or location shall be established in accordance with Article 9. Both Parties shall reasonably participate in scheduled meetings. In the event that Broncus fails to attend two consecutive scheduled meetings, Angiotech shall be entitled, if it so chooses, to treat any such failure as a material breach in accordance with Section 8.2(a). Notwithstanding the foregoing, in no event shall Broncus be required to participate in more than one (1) meeting per Calendar Quarter under this Section 4.4.

4.5 Reporting under Third Party Licenses. Broncus shall reasonably assist Angiotech in fulfilling Angiotech’s reporting obligations under any Third Party Licenses with respect to matters under this Agreement, including but not limited to notifying Angiotech of the date of First Commercial Sale in each country within thirty (30) days of such occurrence. Broncus hereby consents to the delivery by Angiotech to each licensor under a Third Party License within the Licensed Technology of a copy of this Agreement and any amendments or authorized sublicenses, together with any reports and information (including, without limitation, Confidential Information of Broncus and its Affiliates and permitted sublicensees contained therein) provided under this Agreement. Angiotech agrees to (a) only provide such reports and information to such licensors as is required under the applicable Third Party License, and (b) take steps reasonably necessary to protect the confidentiality of such information.

5.	Other Obligations of Broncus and Angiotech.

5.1 Regulatory Approvals. Broncus shall be responsible for obtaining all Regulatory Approvals for its Eligible Products, including funding all pre-clinical and clinical studies necessary or advisable for obtaining Regulatory Approvals. Angiotech agrees to provide reasonable assistance not to exceed forty (40) person-hours in the aggregate at no charge, and an additional forty (40) person-hours in the aggregate at a rate of three hundred fifty Dollars ($350.00) per hour, upon prior written request by Broncus in the pursuit of Regulatory Approvals for Eligible Products, and in addition to any such hourly rate, Broncus shall reimburse Angiotech for its reasonable out-of-pocket expenses in providing such assistance. Such reasonable assistance shall include, among other things, providing Broncus with Clinical Data reasonably necessary to the development of Eligible Products and cross-reference rights to regulatory filings involving the Licensed Technology reasonably necessary to the development of (and obtaining Regulatory Approval for) Eligible Products in the Field (only to the extent Controlled by

**** Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

Angiotech), together with the right to access the same upon demonstration of necessity. Upon reasonable prior written request from Broncus, Angiotech may disclose and/or explain Technical Information necessary for Broncus’ development and/or manufacture of Eligible Products. Broncus agrees that it shall provide Angiotech with access, at Broncus’ facilities, to portions of material correspondence relevant to Paclitaxel and its use in connection with an Eligible Product, including but not limited to submissions (but excluding manufacturing and pre-clinical data and information, unless related to a serious adverse event involving (or which could involve) Paclitaxel or the subject of a Form 483 (or foreign equivalent) notice relating to (or which could relate to) Paclitaxel), between Broncus (and its Affiliates and permitted sublicensees) and Regulatory Authorities within thirty (30) days after the end of each Calendar Quarter in which such correspondence or submission was made.

5.2 Clinical Data. Broncos shall provide to Angiotech copies of (a) any Clinical Data for Eligible Products of a content and quality no less than that provided currently at any meeting of its Board Directors or (b) adverse event-related Clinical Data for Eligible Products submitted to the Data Safety and Monitoring Board which, in each case, which was generated by or on behalf of Broncus and its Affiliates and permitted sublicensees during the Term in connection with the research or development of Eligible Products. Such information shall be sent to Angiotech within thirty (30) days after the end of each Calendar Quarter in which such Clinical Data was originally provided or submitted. For the avoidance of doubt, Angiotech shall not, and shall have no right to, use any Clinical Data for Eligible Products provided by Broncus to Angiotech for the manufacture, development or commercialization of products within the Field. Each Party shall provide the other with prompt notice in a manner consistent with industry standards and regulatory requirements of any adverse events relating to Paclitaxel which become known to such Party.

5.3 Patent Applications and Foreign Filing. Angiotech shall be entitled to file, prosecute and maintain in force any and all patents and patent applications included in the Licensed Patent Rights. The filing, prosecution and maintenance of patents and patent applications pursuant to this Section 5.3 shall be performed by patent counsel selected by Angiotech. To the extent Angiotech has the right to do so, Angiotech will keep Broncus reasonably informed of all significant patent matters relating to the Licensed Patent Rights within the Field as they relate to Eligible Products.

6.	Representations and Covenants.

6.1 Representations and Warranties. Angiotech and Broncus each represent and warrant to the other that, except as disclosed in the third sentence of Section 3.1:

(a) Organization & Power. It is a corporation duly organized and validly existing under the laws of its place of incorporation and has all requisite corporate power and authority to enter into this Agreement;

(b) Authorization. It is duly authorized by all requisite action to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and that the same do not conflict or cause a default with respect to its obligations under any other agreement;

**** Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

(c) Execution & Delivery. It has duly executed and delivered this Agreement, and

(d) Laws, Rules & Regulations. It shall and shall cause its Affiliates and permitted sublicensees to, comply with all laws, rules and regulations applicable to the performance of its obligations hereunder, including, to the extent applicable to such Party, the discovery, development, pre-clinical and clinical testing, manufacture, distribution, import, export and sale of the Eligible Product(s).

6.2 Angiotech Representations and Warranties. Subject to Section 6.3, Angiotech represents and warrants to Broncus that as of the Effective Date, except with respect to any Improvements to the Licensed Technology:

(a) Angiotech Controls the Licensed Technology included in the Broncus License free of any liens or encumbrances, other than the Third Party Licenses and other than as set forth in Section 2.3, and Angiotech has the right to grant the Broncus License granted herein;

(b) To the knowledge of the Senior Staff at Angiotech, Angiotech has not received any notice from any person or entity claiming to have any right, title or interest in or to the Licensed Patent Rights other than any Third Party Licenses that may be within the Licensed Technology and any licenses granted by Angiotech and/or its Affiliates to Third Parties within or outside the Field, and, to the knowledge of the Senior Staff at Angiotech, there is no reasonable basis to believe that any such notice is in preparation;

(c) The Licensed Patent Rights listed on Exhibit A hereto (along with the Related Patents) represent all patents and patent applications Controlled by Angiotech or any of its Affiliates which are directed to or (absent a license) would be infringed by the manufacture, use or sale of Paclitaxel (including use in or with Polymers and/or in combination with therapeutic devices) within the Field (e.g., excluding patents and patent applications which are solely directed to vascular applications), and there exists no patents or patent applications owned by Angiotech which should have been properly listed on Exhibit A but for the fact that such rights were not Controlled by Angiotech within the Field;

(d) The UBC Agreement and the NeoRx Agreement are the only Third Party Licenses;

(e) To the reasonable belief of the Senior Staff at Angiotech, each of the Third Party Licenses is a valid and enforceable license, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditors’ rights, and (ii) general principles of equity that restrict the availability of equitable remedies;

(f) To the reasonable belief of the Senior Staff at Angiotech, neither Angiotech nor the other party to any such Third Party Licenses, is in material breach or violation of such Third Party License;

(g) Angiotech has received the consent of UBC to enter into this Agreement, grant the licenses granted hereunder and include herein Sections 2.2 and 11.6, even though such sections may not be consistent in their entirety with the express terms of the UBC Agreement; and

**** Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

(h) For purpose of clarity and notwithstanding the other portions of this Section 6.2 (but without limiting 6.2(c)), Angiotech provides no representations or warranties with respect to the totality of, or to any component of, the Broncus Technology that is included within the Eligible Product.

(i) Angiotech has provided Broncus with true and accurate copies of all portions of the Third Party Licenses which Broncus is obligated to comply with or which operate as limitations on Broncus.

6.3 Disclaimer. ANGIOTECH DOES NOT WARRANT THE VALIDITY OF THE LICENSED PATENTS RIGHTS AND MAKES NO REPRESENTATIONS WHATSOEVER WITH REGARD TO THE SCOPE OF THE LICENSED TECHNOLOGY OR THAT THE LICENSED TECHNOLOGY MAY BE EXPLOITED BY BRONCUS AND ITS AFFILIATES AND PERMITTED SUBLICENSEES WITHOUT INFRINGING THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS. EXCEPT TO THE EXTENT EXPRESSLY STATED IN THIS AGREEMENT, BOTH PARTIES EXPRESSLY DISCLAIM ANY AND ALL IMPLIED AND EXPRESS WARRANTIES AND MAKE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE LICENSED TECHNOLOGY, CLINICAL DATA, IMPROVEMENTS OR ANY OTHER SUBJECT MATTER OF THIS AGREEMENT. IN NO EVENT SHALL A PARTY BE LIABLE TO THE OTHER FOR INDIRECT, PUNITIVE, SPECIAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES OF ANY KIND, INCLUDING LOSS OF PROFITS AND LOSS OR INTERRUPTION OF BUSINESS; PROVIDED, HOWEVER THAT THE FOREGOING PROVISION SHALL NOT BE CONSTRUED TO LIMIT A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 7.3 OF THIS AGREEMENT FOR THIRD PARTY CLAIMS WHICH MAY INCLUDE INDIRECT, SPECIAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY AND OTHER TYPES OF DAMAGES.

6.4 Compliance with UBC Agreement. Broncus hereby agrees to: (a) comply with the covenants and conditions of Angiotech Parent in the provisions of the UBC Agreement set out in Exhibit C hereto, as if Broncus were a party to such agreement with respect to such provisions, to (b) acknowledge the disclaimers of warranties and limitations of liability contained in Articles 7 and 8 of the UBC Agreement set out in Exhibit C hereto, and (c) to indemnify UBC from claims in accordance with the provisions of Article 8.1 of the UBC Agreement set out in Exhibit C hereto. To the extent the UBC Agreement is amended to include additional terms and conditions applicable to sublicensees, Broncus agrees to comply with such covenants and conditions as are relevant to the Broncus License, including without limitation performance milestones and benchmarks; provided that any such amendment to such agreements will not impair the rights of Broncus under this Agreement and provided further that any such amendment that imposes additional material obligations on Broncus will not be entered into without the prior consent of Broncus, which consent shall not be untimely or unreasonably withheld.

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6.5 UBC Third Party Beneficiary. Broncus acknowledges and agrees the UBC is a third party beneficiary of this Agreement and shall as such have the right to enforce against Broncus, and for UBC’s benefit, the obligations and covenants of Broncus contained in this Agreement regarding compliance with the UBC Agreement as set forth in Section 6.4 and such other obligations set forth in this Agreement which have as their origin the UBC Agreement, whether or not specifically identified as such.

6.6 Covenants Regarding Third Party Licenses. Angiotech covenants and agrees to take all commercially reasonable actions to remain in compliance with any material terms and conditions of the Third Party Licenses. Angiotech agrees to notify Broncus in the event of a material breach of any of the Third Party Licenses. Angiotech agrees to commence to cure such material within a reasonable time period, and to diligently pursue such cure. Subject to Section 6.4, Angiotech shall not amend or modify any Third Party Licenses in a manner that diminishes or impairs the rights and licenses granted to Broncus hereunder nor in a manner that materially increases the obligations or liabilities of Broncus thereunder. As between Broncus and Angiotech, Angiotech shall be solely responsible for (and shall indemnify Broncus for) all royalties, license fees, milestones and similar payments owed under any Third Party License with respect to the grant or exercise of the Broncus License or the manufacture, development, or commercialization of Eligible Products under this Agreement, provided that the foregoing shall not relieve Broncus of any obligation to make a payment to Angiotech under the express terms of this Agreement, and provided further that the foregoing indemnity shall not apply to the extent that Angiotech’s payment obligation to the licensor under a Third Party License is based upon payments required to be made by Broncus to Angiotech, where Broncus has not yet made such payment to Angiotech.

6.7 Covenants Regarding Section 6.2(c). In the event any patents or patent applications are identified during the Term which were Controlled by Angiotech on the Effective Date, and which were not listed on Exhibit A (and are not Related Patents) but should have been listed on Exhibit A (or should have been a Related Patent) in order to make the representation and warranty in Section 6.2(c) true, then such patents and patent applications shall be added to Exhibit A and (along with its Related Patents) shall automatically become part of the Licensed Patent Rights and shall be deemed to have been licensed to Broncus under Article 2 as of the Effective Date if still Controlled by Angiotech (provided that, in no event will the patents and patent applications listed in Exhibit E or any Polymer Related Patents be included in the Licensed Patent Rights). Such failure to initially list such patent or patent application shall not be deemed to be a breach of this Agreement if such patents and patent applications are added to Exhibit A pursuant to this Section 6.7 and licensed to Broncus as of the Effective Date.

7.	Infringement, Indemnity and Insurance.

7.1 Notification.

(a) By Broncus. With respect to any Licensed Patent Rights, Broncus shall notify Angiotech in writing of any actual, alleged or threatened infringement of such Licensed Patent Rights within the Field of which it becomes aware, and shall provide to Angiotech available evidence thereof.

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(b) By Angiotech. With respect to any Licensed Patent Rights, Angiotech shall notify Broncus in writing of any actual, alleged or threatened infringement of such Licensed Patent Rights within the Field of which it becomes aware, and shall provide to Broncus available evidence thereof.

7.2 Defense and Enforcement of Licensed Patent Rights.

(a) Defense of Declaratory Judgment Action. Angiotech shall be solely responsible, at its own expense, for defending any assertion of invalidity or unenforceability of the Licensed Patent Rights worldwide.

(b) Non-Litigation Actions. Angiotech shall have the sole right, but not the obligation, to take actions to terminate alleged infringement identified pursuant to Section 7.1 without litigation (including the sole right to grant a license to the alleged infringer within or outside of the Field) with respect to Licensed Patent Rights.

(c) Litigation Actions. Angiotech shall have the sole right, but not the obligation, to commence and control any Action to enforce the Licensed Patent Rights, at its own expense. If Angiotech, in its sole discretion, elects to not take any such Action against any alleged infringement of the Licensed Patent Rights, Broncus shall have no right to do so and Broncus shall have no recourse against Angiotech for any damages suffered by Broncus as a result of such decision.

(d) Recoveries. Any damages or other recovery related to Angiotech’s enforcement or defense (whether through litigation or otherwise) of the Licensed Patent Rights, including compensatory and other non-compensatory damages or recovery actually received from a Third Party from such enforcement or defense, shall belong solely to Angiotech.

7.3 Indemnification.

(a) Broncus Indemnity. Broncus and each of its Affiliates and permitted sublicensees shall indemnify and hold Angiotech, its Affiliates, and their respective current and former officers, inventors, directors, employees, licensors, medical and professional staff, consultants, contractors and agents, and their respective successors, heirs and assigns, (“Angiotech Indemnitees”) harmless from and against any and all liability, damage, loss, cost (including reasonable attorneys’ fees and expenses of litigation) and expense incurred (a “Loss”) by an Angiotech Indemnitee imposed upon (or awarded against) the Angiotech Indemnitees or any of them by any Third Party (other than Affiliates of either Party) in connection with any claims, suits, actions, demands or judgments, including claims for bodily injury or property damage, (i) arising out of the use of the Licensed Technology and/or the development, manufacture, use, storage, handling, distribution or sale of any Eligible Product by or on behalf of Broncus or its Affiliates or permitted sublicensees, or their respective employees, consultants, contractors and agents, (ii) due to a breach of this Agreement by Broncus, its Affiliates or permitted sublicensees, or (iii) due to the negligence or willful misconduct of Broncus, its Affiliates or permitted sublicensees or their respective employees, consultants, contractors and agents; provided, however, that the foregoing indemnity shall not apply to any Loss to the extent that such Loss was caused by negligent or willful misconduct, or a breach of this Agreement, by

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Angiotech or its Affiliates, or any of their respective employees, consultants, contractors and agents; provided, however, that this Section 7.3(a) shall not be construed to require a permitted sublicense to indemnify any Angiotech Indemnitee for any Losses arising out of acts or omissions of Broncus or its Affiliates, or any of their respective employees, consultants, contractors and agents.

(b) Angiotech Indemnity. Angiotech and each of its Affiliates shall indemnify and hold Broncus and its Affiliates, and their respective current and former officers, directors, employees, consultants, contractors and agents, and their respective successors, heirs and assigns, (“Broncus Indemnitees”) harmless from and against any and all Losses, imposed upon (or awarded against) the Broncus Indemnitees or any of them by any Third Party (other than Affiliates of either Party) in connection with any claims, suits, actions, demands or judgments, including any claim of bodily injury or property damage, (i) due to a breach of this Agreement by Angiotech or its Affiliates, or (ii) due to the negligence or willful misconduct of Angiotech, its Affiliates or their respective employees, consultants, contractors and agents; provided, however, that the foregoing indemnity shall not apply to any Loss to the extent that such Loss was caused by negligent or willful misconduct, or a breach of this Agreement, by Broncos or its Affiliates or permitted sublicensees, or any of their respective employees, consultants, contractors and agents.

(c) Claims Procedures. A Party entitled to be indemnified by the other Party (an “Indemnified Party”) pursuant to Section 7.3(a) or (b) shall give written notice to the other Party (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any threatened or asserted claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that:

(i) counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (which approval shall not be unreasonably withheld or delayed), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense (unless and to the extent (i) the employment of counsel by such Indemnified Party has been authorized by the Indemnifying Party; or (ii) there would be a conflict of interest between the Indemnifying Party and the Indemnified Party in the defense of such action, in each of which cases the Indemnifying Party shall pay the reasonable fees and expenses of one law firm serving as counsel for the Indemnified Party (to the extent authorized or required to avoid the conflict of interest), which law firm shall be subject to approval, not to be unreasonably withheld or delayed, by the Indemnifying Party);

(ii) the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement to the extent that such failure to give notice did not result in prejudice to the Indemnifying Party or the Indemnifying Party’s insurer;

(iii) the Indemnifying Party, in the defense of any such claim or litigation, shall not, except with the approval of the Indemnified Party (which approval shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any

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settlement which, (i) would result in injunctive or other relief being imposed against the Indemnified Party; or (ii) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation; and

(iv) the Indemnified Party shall furnish such information regarding itself or the claim in question and shall provide such reasonable cooperation and assistance (at the Indemnifying Party’s expense) as the Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim or litigation resulting therefrom.

7.4 Insurance.

(a) Broncus Insurance. Broncos shall, at all times during the Term and until five (5) years after expiration of the last batch of Eligible Products sold or manufactured hereunder by Broncus or its Affiliates, obtain and maintain at its own cost and expense, comprehensive commercial liability insurance, including, but not limited to, product liability and contractual liability insurance, and errors and omissions coverage, with respect to its activities hereunder in each jurisdiction where such activities take place from a reputable and financially secure insurance carrier whose policy(ies) cover the applicable risks arising in each such jurisdiction. Such insurance shall be in such amounts and subject to such deductibles as are reasonable and customary in the industry, but under no circumstances shall be less than, $3.0 million US dollars. Upon the written request of Angiotech, Broncus shall provide to Angiotech copies of its Certificates of Insurance, which shall indicate that the insurers will give Angiotech, or its designee, not less than thirty (30) days prior written notice of any cancellation of coverage. If Broncus fails to place or maintain insurance as required under this Agreement, Angiotech or its designee may place and maintain such policy for so long as such failure continues and all premium and other costs incurred by Angiotech or its designee shall be paid by Broncus to Angiotech or its designee on demand.

(b) Subrogation. All of the liability policies set out in Section 7.4(a) shall be primary and non-contributory, shall include as additional named insureds Angiotech, UBC and such other persons as Angiotech may determine in its discretion (subject to wording in such policies restricting coverage to those claims for which the Broncus may be responsible hereunder) and contain a waiver of subrogation in favor of Angiotech or Angiotech’s designee and in favor of UBC, its Board of Governors, faculty, officers, employees, students and agents.

8.	Term and Termination.

8.1 The term of this Agreement shall, subject to the early termination provisions specifically set forth herein, begin on the Effective Date and end upon the expiration date (the “Expiration Date”) of the last to expire patent (whether United States or foreign) included in the Licensed Patent Rights, including any United States or foreign patents which become part of the Licensed Patent Rights after the date of this Agreement as set forth herein, but not before the end of the Royalty Term corresponding to any Eligible Products being developed (and which are or have been the subject of human clinical trials) or commercialized as of such Expiration Date (“Term”). Upon expiration of the Term, without earlier termination, of this Agreement, the license granted herein to Technical Information shall survive perpetually and become fully paid-up and royalty-free.

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8.2 Early Termination by Angiotech. Notwithstanding the foregoing, and subject to the limitations set forth below, Angiotech shall be entitled in the following circumstances to terminate this Agreement:

(a) Material Breach. In the event that Broncus materially breaches this Agreement, Angiotech shall have the right, at its sole election, to terminate this Agreement upon forty five (45) days, or thirty (30) days in the case of breach for non-payment or ninety (90) days in the case of a material breach under Article 4, prior written notice to Broncus; provided, however, that if Broncus shall cure the breach within the forty five (45), thirty (30) or ninety (90) day period, as applicable, this Agreements shall continue in full force and effect. Notwithstanding the foregoing, in the event Broncus disputes in good faith the existence of a breach under this Agreement, Angiotech shall not have the right to terminate this Agreement unless and until this matter is resolved in Angiotech’s favor (i.e. a final determination that Broncus has materially breached this Agreement and has failed to cure such breach) through the dispute resolution provisions of Article 9 herein. All amounts not in dispute shall continue to be timely paid.

(b) Insolvency, Bankruptcy. In the event that Broncus files a petition in bankruptcy or if an involuntary petition shall be filed against it and such petition shall not be dismissed within sixty (60) days, or if it shall admit in writing its inability to pay its debts when due, or if a receiver or guardian shall be appointed for it, then all licenses granted to such Party under this Agreement shall immediately terminate.

(c) Challenge of Licensed Patent Rights.

(i) During the Term, should Broncus or any of its Affiliates or permitted sublicensees (or any successor or assign thereof) challenge the validity or enforceability of any Licensed Patent Rights, Angiotech shall be entitled to terminate this Agreement upon thirty (30) days prior written notice to Broncus.

(ii) During the Term, should Broncus or any of its Affiliates or permitted sublicensees (or any successor or assign thereof) knowingly support, directly or indirectly, any challenge to the validity or enforceability of any Licensed Patent Rights, Angiotech shall be entitled to terminate this Agreement upon thirty (30) days prior written notice to Broncus, unless Broncus drops or otherwise terminates such challenge or support of such challenge (as applicable) before the end of such thirty (30) day period.

(d) Termination of Third Party License. In the event of a termination of a Third Party License, (i) the Broncus License, insofar as it relates to such Third Party License only, shall terminate, subject to any right under the Third Party License to convert the Third Party License to a direct license between the Third Party licensor and Broncus, or (ii) Broncus shall be permitted, within sixty (60) days of receiving notice of termination of such Third Party License, to terminate this Agreement upon thirty (30) days prior written notice to Angiotech, except if Broncus’ action or inaction constitutes a breach under such Third Party License resulting in its termination, which such resulting Third Party License termination shall constitute a material breach under Section 8.2 (a) above.

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(e) Broncus Develops or Acquires Competitive Product. Broncus shall notify Angiotech in writing within thirty (30) days of occurrence of the following (unless cured within such thirty (30) day period as provided below): (i) Broncus or a permitted sublicensee of the Broncus License (or Affiliates of either of the foregoing) enters into any agreement for the development, manufacture or commercialization of a Competitive Product in any country of the Territory, (ii) a product under development by Broncus or a permitted sublicensee of the Broncus License (or Affiliates of either of the foregoing) (either alone or in conjunction with a Third Party) becomes a Competitive Product, or (iii) Broncus or a permitted sublicensee of the Broncus License (or Affiliates of either of the foregoing) commences distributing, marketing, promoting or selling a Competitive Product in any country of the Territory. Upon receipt of such written notice, Angiotech may, in its discretion, terminate Broncus’ rights under this Agreement upon thirty (30) days prior written notice to Broncus (unless the action or event triggering such termination right is reversed or terminated, as applicable, within such thirty (30) day period), either (iv) throughout the Territory, if the event giving rise to Angiotech’s termination right occurred with respect to one or more of the United States, Japan or one or more countries of the European Union (in which case, in the event of such Angiotech notice, the entire Agreement shall terminate), or (v) on a country-by-country basis if the event giving rise to Angiotech’s termination right occurred with respect to any other country (not any of the United States, Japan or a country in the European Union) of the Territory. Angiotech’s rights to terminate this Agreement (in whole or in part) pursuant to this Section 8.2(e) shall be preserved for a period of twelve (12) months following the event giving rise to Angiotech’s right to terminate under this Section 8.2(e), regardless of whether Angiotech initially elected not exercise its termination rights (but such right to terminate shall expire thereafter). Notwithstanding any of the foregoing to the contrary, none of the events or activities permitted during the eleven (11) month period described in Section 8.2(f) below shall trigger the right of Angiotech to terminate under this Section 8.2(e).

(f) Broncos Merger or Acquisition. Without limitation to the rights set out in Section 8.2(e) (except as expressly permitted below), Angiotech may, upon thirty (30) days prior written notice to Broncus, terminate this Agreement throughout the Territory or on a country by country basis (to be determined at Angiotech’s sole discretion) if, (i) Broncus and/or its Affiliate(s) acquires, is acquired by, or otherwise merges with, a Third Party (other than an Affiliate of Broncus); (ii) the acquired, acquiring or merged-with Third Party or its Affiliate(s) has developed or marketed a Competitive Product prior to the acquisition by, acquisition of or merger with Broncus; (iii) Angiotech reasonably determines that the marketing of such Competitive Product would be detrimental to the marketing and/or commercial success of an Eligible Product; and (iv) such acquisition or merger’s resulting or surviving entity fails to either develop, make, use sell, market or distribute Eligible Products during the six (6) month period following the acquisition or merger. Broncus shall notify Angiotech no later than twenty (20) days after the consummation of any acquisition or merger of or by Broncus (or its Affiliate(s)) meeting the foregoing criteria, and shall furnish information reasonably requested by Angiotech which is reasonably necessary for Angiotech to make an informed decision under this Section 8.2(f). Notwithstanding the foregoing, Angiotech shall not have the right to terminate this Agreement in whole or in part under this Section 8.2(f) in the event that, (1) Broncus states in the

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notice of acquisition or merger required herein that the resulting or surviving entity or its Affiliate(s), as applicable, has made a binding commitment to discontinue the development or marketing of the Competitive Product, as the case may be, or to divest itself of such Competitive Product, and (2) the resulting or surviving entity, or its Affiliate(s), in fact discontinues development or marketing, as the case may be, or divests itself of such Competitive Product after providing such notice within eleven (11) months after the consummation of the acquisition or merger. Angiotech’s rights hereunder to give notice terminating this Agreement pursuant to this Section 8.2(f) shall lapse nine (9) months after the later of, (I) the date of consummation of the acquisition or merger, or (II) Angiotech’s receipt of the aforementioned notice (provided that the reasonably requested information from Broncus has been provided); provided that a failure by the resulting or surviving entity, or its Affiliate(s), to in fact discontinue development or marketing, as the case may be, or divest itself of such Competitive Product within eleven (11) months after the consummation of the acquisition or merger pursuant to (2) above shall be a material breach of this Agreement and Angiotech may at any time terminate this Agreement for such material breach pursuant to Section 8.2(a).

(g) Comparison Studies and Disclosures. During the Term, Angiotech shall be entitled to terminate this Agreement upon thirty (30) days prior written notice to Broncus, if Broncus or any of its Affiliates or permitted sublicensees (either themselves or through Third Parties acting on their behalf) (i) conducts or sponsors any human clinical study(ies) comparing in a single protocol Paclitaxel to any other active agent for use in the Field (unless undertaken to respond to a written request or requirement of a Regulatory Authority), or intentionally supports financially any such clinical study(ies), or (ii) publishes any journal articles or distributes any sales or marketing literature comparing clinical data generated by or on behalf of Broncus, any of its Affiliates or permitted sublicensees in separate studies (or in separate arms of the same study), where such publication or distribution compares Paclitaxel to any other active agent for use in the Field.

(h) Material Breach of Warrant. If Angiotech properly exercises the Warrant and Broncus does not issue to Angiotech the shares (and any other distributions) to which Angiotech is entitled upon such exercise then such failure by Broncus will be deemed a material breach of this Agreement subject to the provisions of Section 8.2(a). Notwithstanding the foregoing, if Broncus disputes whether it is obligated to issue the shares, it will not be deemed to be in material breach of this Agreement if Broncus issues such shares to Angiotech during the thirty day cure period set forth in Section 8.2(a) in which case Angiotech may not transfer, sell, assign or otherwise alienate or receive any economic benefit for such shares until the dispute is resolved in accordance with Article 9, and Angiotech shall return to Broncus any shares to which it is not entitled upon resolution of such dispute.

(i) Disclaimer. For the avoidance of doubt, except to the extent expressly provided for at the end of Section 8.2(f), Angiotech’s right to terminate for any of the occurrences, actions or inactions described in Sections 8.2(c), 8.2(d), but not in the event such termination is due to Broncus, Section 8.2(e), Section 8.2(f) or Section 8.2(g) above, shall be Angiotech’s sole and exclusive remedy, and Broncus’ sole and exclusive liability, for such occurrence, action or inaction.

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8.3 Early Termination by Broncus. Notwithstanding the foregoing, and subject to the limitations set forth below, Broncus shall be entitled in the following circumstances to terminate this Agreement:

(a) Material Breach. In the event that Angiotech materially breaches this Agreement, Broncus shall have the right, at its sole election, to terminate this Agreement upon forty five (45) days, or thirty (30) days in the case of breach for non-payment, prior written notice to Angiotech; provided, however, that if Angiotech shall cure the breach or default within the forty five (45) or the thirty (30) day period, as applicable, all such licenses and agreements shall continue in full force and effect.

(b) Insolvency, Bankruptcy. In the event that Angiotech files a petition in bankruptcy or if an involuntary petition shall be filed against it and such petition shall not be dismissed within sixty (60) days, or if it shall admit in writing its inability to pay its debts when due, or if a receiver or guardian shall be appointed for it, then all licenses granted to such Party under this Agreement shall immediately terminate.

(c) At Will Termination. After the first anniversary of the Effective Date, Broncus may terminate this Agreement with or without cause upon sixty (60) days prior written notice thereof to Angiotech and all licenses granted hereunder shall thereupon terminate. If Broncus exercises its termination rights under this Section 8.3(c), the obligation to pay a Royalty under Section 3.3(b) shall survive on a country-by-country and Eligible Product-by-Eligible Product basis until the effective date of termination based on such notice.

8.4 Accrued Obligations. Upon termination of this Agreement for any reason, each of Angiotech and Broncus shall remain liable for those obligations that accrued with respect to this Agreement prior to the effective date of the termination. Broncus may, for a period of no longer than six (6) months after the effective date of the termination of this Agreement, complete and sell any or all Eligible Products that it can demonstrate through written records were in the process of manufacture or in inventory on the effective date of the termination; provided, however, that Broncus shall remain obligated to pay any applicable Royalties thereon as provided in this Agreement. Within thirty (30) days after receipt of notice of termination, Broncus shall provide Angiotech with an accounting of Eligible Products then on hand and in-process and Broncus’ best estimate of when within the six (6) month period of sales of such products will conclude. Thereafter, Angiotech shall have the right, but not the obligation, to purchase the inventory of Eliglible Products at the actual fully burdened cost of such Eligible Products to Broncus.

9.	Dispute Resolution.

9.1 Negotiation of Parties. In the event of any dispute, claim or controversy arising out of or relating to the interpretation of any provision of this Agreement, to the performance of either Party under this Agreement or to any other matter under this Agreement, including any action in tort, contract or otherwise, at equity or law (a “Dispute”), either Party may at any time provide the other Party written notice specifying the terms of such Dispute in reasonable detail. As soon as practicable after receipt of such notice, the Chief Executive Officers of both Angiotech and Broncus shall meet at a mutually agreed upon time and location for the purpose of

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resolving such Dispute. They shall engage in good faith discussions and/or negotiations for a period of up to thirty (30) days to resolve the Dispute or negotiate an interpretation or revision of the applicable portion of this Agreement which is mutually agreeable to both Parties, without the necessity of formal procedures relating thereto. During the course of such discussion and/or negotiation, the Parties shall reasonably cooperate and provide information that is not materially confidential in order so that each of the Parties may be fully informed with respect to the issues in the Dispute.

9.2 Arbitration.

(a) In the event any Dispute is not resolved pursuant to Section 9.1, subject to the election of a Party to rely upon the provisions of subsection (b) below, then the same shall be submitted by the Parties to arbitration by a single arbitrator.

(b) Either Party shall be entitled to submit to arbitration pursuant to the expedited procedures set forth below any dispute regarding the payment of money arising under this Agreement. A Party seeking to resolve such a payment Dispute by expedited arbitration pursuant to this Agreement shall submit a request in writing to the other Party for arbitration by a three-member panel consisting of one member selected by Angiotech; one member selected by Broncus; and a third member selected by the two previously selected members. Each of Angiotech and Broncus shall notify the other of its selection of an arbitrator within fourteen (14) days of notice of the Dispute. The third member of the panel shall be selected within seven (7) days following appointment of the first two arbitrators. The panel shall use reasonable efforts to meet within forty-five (45) days following appointment at which time the parties shall present their cases. The panel shall confer in a good faith effort to render their decision within seven (7) days of the presentation of the case by the Parties. If the panel determines that the defendant Party’s obligations have been met, then this Agreement shall continue in full force and effect. Should the panel determine that the defendant Party owes a payment to the plaintiff Party, the defendant Party shall pay such amount together with interest at the rate set forth in this Agreement within seven (7) days of the panel’s determination (and this Agreement shall continue in full force and effect so long as such payment is made).

(c) The judgment rendered by the arbitrator or arbitrators, as the case may be, shall include costs of arbitration, reasonable attorneys’ fees and reasonable costs for expert and other witnesses. Nothing in this Agreement shall be deemed as preventing either Party from seeking injunctive relief (or any other provisional remedy). Any arbitrator chosen hereunder shall have educational training and industry experience sufficient to demonstrate a reasonable level of relevant scientific, financial, medical and industry knowledge. Arbitrations pursuant to this Agreement shall be conducted in the metropolitan area of Seattle, Washington in accordance with the then-current commercial arbitration rules of the American Arbitration Association (“AAA”), except to the extent such AAA rules are inconsistent with the provisions of this Agreement.

9.3 Third Party Licenses. Sections 9.1 and 9.2 shall not prevent Angiotech from seeking any remedies in law or equity it may have to protect its rights under Third Party Licenses.

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9.4 Trial Without Jury. If the Parties fail to resolve a Dispute through the processes outlined in Sections 9.1 and 9.2, either Party shall have the right to pursue any other remedies legally available to resolve such Dispute, provided, however, that the Parties expressly waive any right to a jury trial in any legal proceeding concerning this Agreement.

10.	Confidential Information.

10.1 No Use. The Recipient shall not use Confidential Information provided by a Disclosing Party except for the purposes expressly set forth in this Agreement (including for the exercise of the rights granted hereunder and for the performance of obligations hereunder), or as otherwise agreed to by the Parties.

10.2 Nondisclosure. The Recipient shall not disclose Confidential Information provided by a Disclosing Party to others without prior written permission of the Disclosing Party; provided that such Confidential Information so disclosed by the Recipient shall be used only for purposes consistent with and in furtherance of this Agreement. Notwithstanding the foregoing, (a) Broncus may disclose Confidential Information of Angiotech to its Affiliates, employees, consultants, agents, and permitted sublicensees who reasonably require disclosure of such Confidential Information to achieve the purposes of this Agreement and who are bound to Broncus by like obligations as to confidentiality no less stringent than those set forth herein; (b) Angiotech may disclose Confidential Information of Broncus to its Affiliates and to its (and its Affiliates) employees, consultants, and agents, and permitted sublicensees who reasonably require disclosure of such Confidential Information to achieve the purposes of this Agreement and who are bound to Angiotech by like obligations as to confidentiality no less stringent than those set forth herein; and (c) Angiotech may disclose Confidential Information of Broncus to the extent provided for in Section 4.5.

10.3 Regulatory Disclosures. The confidentiality obligations in this Article 10 shall not apply to the extent that the Confidential Information provided by the Disclosing Party, or the information obtained or generated pursuant to this Agreement, is a necessary or appropriate part of the information and data submitted to a Regulatory Authority for purposes of obtaining Regulatory Approval of an Eligible Product; provided, however, that to the extent practicable such submissions shall be made on a confidential basis.

10.4 Confidentiality Term. The confidentiality and non-use obligations under this Article 10 shall extend until ten (10) years after the end of the Term.

10.5 Publications. Notwithstanding the other provisions in this Article 10, each Party shall have the ability to publicly disclose high level summaries of Eligible Products under development, or of Clinical Data disclosed to such Party by the other Party in connection with Eligible Products (in the case of Clinical Data disclosed by Broncus) or involving the Licensed Technology (in the case of Clinical Data disclosed by Angiotech) which is based on or derived from information provided by one Party to the other hereunder and which would otherwise constitute Confidential Information (each, a “Publication”), subject to, and only in accordance, with the Disclosing Party’s consent in accordance with the following procedures. The Party (the “Publisher”) wishing to make a Publication shall first provide the Disclosing Party with a written copy of the proposed Publication at least thirty (30) days prior to public disclosure thereof (the

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“Review Period”) to allow the Disclosing Party to determine whether any sensitive information or potentially patentable inventions would be disclosed, or whether any confidential information of an Affiliate or other Third Party would be disclosed. If the Disclosing Party reasonably determines that the proposed Publication would reveal sensitive information or a potentially patentable invention (or confidential information of an Affiliate or other Third Party), then the Disclosing Party shall notify Publisher of the determination and its basis prior to the expiration of the Review Period; otherwise the Disclosing Party shall provide notice of its approval of the proposed Publication prior to the end of the Review Period. With respect to disclosure of a potentially patentable invention, upon receipt of notice thereof by Disclosing Party, the Publisher agrees to delay public disclosure of the Publication until one of the following events occurs: (a) the Parties agree that no patentable invention exists; (b) the Disclosing Party files a patent application claiming the relevant invention (which such Party agrees to do without unreasonable delay unless (a) or (c) applies); or (c) the Parties agree upon deletions or modifications that prevent disclosure of any patentable inventions. With respect to disclosure of sensitive Confidential Information, upon receipt of notice thereof by the Disclosing Party, the Publisher agrees to delete such sensitive information from any proposed Publication prior to public disclosure thereof; provided, that the Disclosing Party shall not unreasonably withhold consent to public disclosure of sensitive information based on Clinical Data so long as the Publisher has made a reasonable proposal to limit, or otherwise mitigate the effect of, the disclosure thereof. With respect to the Publisher’s proposed disclosure that constitute confidential information of an Affiliate or other Third Party, upon receipt of notice thereof by the Disclosing Party, the Publisher agrees to delete such confidential information from any proposed Publication prior to public disclosure of such Publication.

10.6 Press Releases. The Parties agree that the public announcement of the execution of this Agreement shall be in the form of a press release to be agreed upon by the Parties. Thereafter, Angiotech and Broncus shall be free to use the information set forth in such press release in future public announcements. With respect to other public statements that reference the other Party hereto, including submissions to the Securities and Exchange Commission, Canadian Securities Administrators or stock exchange or market system on which its securities are listed, such statements shall be submitted to the referenced Party for review and approval, which approval shall not be unreasonably withheld or delayed (provided, however, that the foregoing shall not restrict a Party from complying with applicable laws, rules and regulations).

10.7 Disclosure of Agreement. Notwithstanding anything else to the contrary herein, both Parties shall have the right to disclose this Agreement and the terms hereof to the extent required by applicable securities laws or other applicable laws, rules or regulations; provided that such disclosing Party first provides the other Party with prior written notice thereof and reasonable consults with such other Party regarding obtaining confidential treatment thereof to the extent allowed by applicable laws, rules and regulations.

11.	General Provisions.

11.1 Remedies. The Parties acknowledge and agree that, in the event of a breach or a threatened breach by either Party of this Agreement for which it will have no adequate remedy at law, the other Party may suffer irreparable damage and, accordingly, shall be entitled to seek injunctive and other equitable remedies to prevent or restrain such breach or threatened breach, in addition to any other remedy they might have at law or at equity.

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11.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of California in force therein without regard to its conflict of law rules or principles. Subject to Article 9, each Party hereby irrevocably consents to the exclusive jurisdiction and venue of the courts of California in connection with any action or proceeding brought by either Party against the other Party arising out of or relating to this Agreement.

11.3 Amendment and Waiver. This Agreement may not be modified or amended except in a writing signed by both Parties. No provision of or right under this Agreement shall be deemed to have been waived by any act or acquiescence on the part of any Party, its agents or employees, but only by an instrument in writing signed by an authorized officer of such Party. No waiver by either Party of any breach of this Agreement by the other Party shall be effective as to any other breach, whether of the same or any other term or condition and whether occurring before or after the date of such waiver.

11.4 Intellectual Property.

(a) Trademarks. During the Term, Broncus shall have the right to market and advertise Eligible Products under their respective names, trademarks, trade names, labels, or other designations, provided, however, that all packaging of Eligible Products shall be marked (and Broncus and its Affiliates and permitted sublicensees shall have the right to mark Eligible Products) with the trademark “ANGIOTECHKNOWLEDGY™” (in a form to be provided by Angiotech, and with placement and size to be reasonably mutually agreed to by the Parties). All respective names, trademarks, trade names, labels, or other designations used shall are, and the same shall remain, the property of their respective owners.

(b) Patents. Broncus agrees to mark the Eligible Products or their packaging sold in the United States with all applicable U.S. patent numbers and similarly, when applicable, to indicate “Patent Pending” status. All Eligible Products manufactured in, shipped to, or sold in other countries shall be marked in such a manner as to protect and preserve the Licensed Patent Rights in such countries.

11.5 Independent Contractors. Each Party represents that it is acting on its own behalf as an independent contractor and is not acting as an agent for or on behalf of the other Party, its Affiliates or any other Third Party (with respect to this Agreement). This Agreement and the relations hereby established by and between Angiotech and Broncus do not constitute a partnership, joint venture, agency or contract of employment between them.

11.6 Assignment. Without limitation to the rights set forth in Section 8.2(f), this Agreement and Broncus’ rights and obligations hereunder may not be sold, assigned or transferred by Broncus, in whole or in part, to any Third Party without the consent of Angiotech, which consent shall not be unreasonably withheld; provided, however, that such consent shall not be required for Broncus to assign this Agreement and its right and obligations hereunder to an Affiliate (provided, however, that Broncus shall remain fully liable for performance of this Agreement by such Affiliate) or to any successor which results from: (i) a sale of Broncus to

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another person or entity, whether through the sale of its stock, through a sale of all or substantially all of its assets, or through a merger, or (ii) a sale or transfer of that portion of its business which includes the Broncus Technology, or (iii) a merger, reorganization or Change of Control; and provided further that any assignee acknowledges in writing to Angiotech (and to UBC) prior to the effectiveness of the assignment that it shall be bound by all terms and obligations of this Agreement.

11.7 Successors and Assigns. This Agreement shall bind and inure to the benefit of the Parties and their respective successors and permitted assigns.

11.8 Notices. All communications hereunder shall be in writing and shall be sent (a) by prepaid registered or certified mail, return receipt requested, (b) by overnight express delivery service by a nationally recognized courier, or (c) via confirmed facsimile or telecopy, followed within five (5) days by a copy mailed in the preceding manner, addressed to the other party at the address shown below or at such other address for which such party gives notice hereunder. Such notice will be deemed to have been given when delivered or, if delivery is not accomplished by some fault of the addressee, when tendered.

If to Broncus:	Broncus Technologies, Inc.
1400 N. Shoreline Blvd, Building A, Suite 8
Mountain View, California, U.S.A. 94043
Attention: Chief Executive Officer

If to Angiotech:	Angiotech Pharmaceuticals, Inc.
1618 Station Street
Vancouver, BC, Canada V6A 1B6
Attention: Chief Business Officer

With a copy to:	Angiotech Pharmaceuticals, Inc.
1618 Station Street
Vancouver, BC, Canada V6A 1B6
Attention: General Counsel

11.9 Severability. In the event any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof. The Parties agree that they will negotiate in good faith or will permit a court or arbitrator to replace any provision hereof so held invalid, illegal or unenforceable with a valid provision which is as similar as possible in substance to the invalid, illegal or unenforceable provision.

11.10 Captions. Captions of the Sections and subsections of this Agreement are for reference purposes only and do not constitute terms or conditions of this Agreement and shall not limit or affect the terms and conditions hereof.

11.11 Word Meanings. Words such as herein, hereinafter, hereof and hereunder refer to this Agreement as a whole and not merely to a Section or paragraph in which such words appear, unless the context otherwise requires. The singular shall include the plural, and each masculine, feminine and neuter reference shall include and refer also to the others, unless the context otherwise requires.

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11.12 Entire Agreement. This Agreement and the Warrant Agreement contain the entire understanding of the Parties with respect to the transactions and matters contemplated hereby, including without limitation any licensing of the Licensed Technology, supersedes all prior agreements and understandings relating to the subject matter hereof, and no representations, inducements, promises or agreements relating to the subject matter hereof, whether oral or otherwise, between the Parties not contained herein or incorporated herein by reference shall be of any force or affect.

11.13 Rules of Construction. The Parties agree that they have participated equally in the formation of this Agreement and that the language and terms of this Agreement shall not be presumptively construed against any of them.

11.14 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures of the Parties will have the same effect as original signatures. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

11.15 Survival. The following provisions shall survive the termination of this Agreement with such limitations as are noted: Article 1, to the extent definitions are embodied in the following listed Sections and Articles of this Agreement, Sections 2.2(d) (with respect to the last sentence), 6.3, 6.5 (with respect to other surviving provisions), 7.3, 7.4 (to the extent provided therein), and 8.4 and Articles 9, 10 (to the extent provided therein) and 11.

11.16 Compliance. The Parties shall comply fully with all applicable laws and regulations in connection with their respective activities under this Agreement.

11.17 Force Majeure. Neither party shall be held responsible for any delay or failure in performance (with the exception of the payment of money) hereunder to the extent caused by strikes, embargoes, laws, regulations and governmental requirements, civil or military authorities, acts of God, earthquake, or by the public enemy or other causes reasonably beyond such party’s control and without such party’s fault or negligence; provided that the affected party notifies the unaffected party as soon as reasonably possible, and resumes performance hereunder as soon as reasonably possible following cessation of such force majeure event. Notwithstanding the foregoing, if a force majeure event declared by Broncus persists for a continuous period of nine (9) months (and Broncus does not resume performance in accordance with this Agreement prior to such time despite such persistence), Angiotech shall have the right to terminate this Agreement without further cost or liability.

11.18 Rights in Bankruptcy. All rights and licenses granted by Angiotech to Broncus under or pursuant to this Agreement, including amendments hereto, are, for all purposes of Section 365(n) of Title 11 of the U.S. Code (“Title 11”), licenses of rights to “intellectual property” as defined in Title 1 I. In the event of the commencement of a bankruptcy or insolvency proceeding by or against Angiotech, Broncus shall be entitled to a complete duplicate

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of (and complete access to) any such intellectual property and embodiments thereof. If not already in Broncus’ possession, Broncus shall have the right to immediate delivery of such intellectual property and embodiments upon written request.

11.19 Angiotech Entities. For the avoidance of doubt, each of Angiotech Parent, Angiodevice and Angiotech International shall be jointly and severally liable to Broncus for Angiotech’s obligations and liabilities under this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the Effective Date.

ANGIOTECH PHARMACEUTICALS, INC.		BRONCUS TECHNOLOGIES, INC.

By:	/s/ Jeanne M. Bertonis	By:	/s/ Cary Cole
Name:	Jeanne M. Bertonis	Name:	Cary Cole
Title:	Chief Business Officer	Title:	Chief Executive Officer and President

ANGIOTECH INTERNATIONAL AG

By:	/s/ H.P. Weber
Name:	Hans Peter Weber
Title:	Chairman of the Board

By:	/s/ Jürg Dannecker
Name:	Jürg Dannecker
Title:	Director

ANGIODEVICE INTERNATIONAL GmbH

By:	/s/ H.P. Weber
Name:	Hans Peter Weber
Title:	Chairman of the Board

By:	/s/ Jürg Dannecker
Name:	Jürg Dannecker
Title:	Director

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EXHIBIT A

Licensed Patent Rights

LICENSED PATENT RIGHTS
PATENT FAMILY	ANPI REF. #	PATENT NUMBER	TITLE	DATES	INTERNATIONAL PATENTS AND APPLICATIONS (PER PATENT FAMILY)
1	1,4001	****	****	****	****

		****	****	****	****

		6,544,544	Anti-Angiogenic Compositions and Methods of Use	Issued 04/08/03 Filed 08/08/01

JP 3423317 (granted)

KR 389223 (granted)

CA 2,167,268 (granted)

RU 2180844 (granted)

EP 0155690 B1

(registered in BE, CH, DE, FR, GB, IE, NL)

AU 693797 (granted)

AU 728873 (granted)

AU 771815 (granted)

NZ 329193 (granted)

NZ 268326 (granted)

EP 0 797 988 A2 (pending)

EP 0 159 974 A2 (pending)

EP 0 159 975 A2 (pending)

EP 0 155 689 A2 (pending)

CA 2,472,373 (pending)

CA 2,472,404 (pending)

CA 2,468,375 (pending)

CN 150233IA (pending)

JP 2002-326930 (pending)

KR 10/2002-7016338 (pending)

NZ 523799 (pending)

AU 2004200646 (pending)

NZ 533467 (pending)

RU 2001132111 (pending)

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2	3,40201		6,306,421	THERAPEUTIC INHIBITOR OF VASCULAR SMOOTH MUSCLE CELLS	Issued 10/23/01 Filed 03/31/97	Having Same Priority as ‘421, ‘989, and ‘009 Patents
			6,358,989	THERAPEUTIC INHIBITOR OF VASCULAR SMOOTH MUSCLE CELLS	Issued 3/19/02 Filed 7/26/99	EP 0 809 515 B1 (registered in Europe) *Lists only granted applications
			6,515,009	THERAPEUTIC INHIBITOR OF VASCULAR SMOOTH MUSCLE CELLS	Issued 02/04/03 Filed 02/15/95
			2003/0083733A1	THERAPEUTIC INHIBITOR OF VASCULAR SMOOTH MUSCLE CELLS	Published 5/1/03 Filed 7/3/02

3	1.40007	*	08/980,549	COMPOSITIONS AND METHODS FOR TREATING OR PREVENTING INFLAMMATORY DISEASES	Filed 12/01/97	EP 1 092 433 B1 (registered in CH, DE, ES, FR, GB, IE, IT, NL) HK 1037320B (granted) AR P970105661 (pending) CL 2631-97 (pending) NZ 512097 (pending) KR 99-7004880 (pending)

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CONFIDENTIAL

EXHIBIT B

Warrant

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CONFIDENTIAL

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES OF THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT PURSUANT TO REGISTRATION UNDER THE ACT OR PURSUANT TO AN EXEMPTION THEREFROM, AND EXCEPT AS PERMITTED UNDER APPLICABLE STATE SECURITIES LAWS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Warrant No.
Issue Date: , 2005

WARRANT TO PURCHASE SERIES E PREFERRED STOCK

OF

BRONCUS TECHNOLOGIES, INC.

THIS CERTIFIES THAT in partial consideration for the rights granted to Broncus Technologies, Inc., a California corporation (the “Company”), under the License Agreement (as defined in Section 1), Angiotech Pharmaceuticals, Inc., a corporation organized and existing under the laws of British Columbia or its permitted registered assigns (the “Registered Holder”), is entitled, subject to the terms and conditions of this Warrant, to purchase from the Company during the Exercisability Period (as defined in Section 1), a number of Warrant Shares (as defined in Section 1) equal to the then applicable “Share Number” (as defined in Section 1) (less the number of shares issued upon any prior exercises of this Warrant), upon surrender of this Warrant at the principal office of the Company, together with a duly executed subscription form in the form attached hereto as Exhibit 1 and simultaneous payment of the full Exercise Price (as defined in Section 1) for the Warrant Shares so purchased in lawful money of the United States.

1. Defined Terms. The following definitions shall apply for purposes of this Warrant:

1.1 “Exercisability Period” means the period of time beginning on the Issue Date and ending on the Expiration Date.

1.2 “Exercise Price” means $0.01 per share (subject to adjustment pursuant to Section 3).

1.3 “Expiration Date” means the earliest of: (i) the thirtieth (30th) calendar day following written notice from the Company to the Registered Holder of the Company’s

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election to terminate the Warrant (a “Termination Notice”); provided, however if the delivery of such Termination Notice takes place prior to full Vesting (as defined in Section 1.7 below) of all shares of Warrant Stock pursuant to Section 1.7 (such that the Share Number is Two Million Two Hundred Eighty Thousand Three Hundred Twenty Eight (2,280,328)), and such Termination Notice would cause the Expiration Date to occur prior to a Vesting Deadline for a Milestone (as such terms are defined in Section 1.7) that has not yet been achieved, then notwithstanding anything to the contrary herein and for purposes of determining the Share Number under Section 1.8, such Milestone shall be deemed to have been achieved (and Vesting shall be deemed to have occurred with respect to such Milestone) as of the date the Termination Notice is given; (ii) the termination of the License Agreement and (iii) 5:00 p.m. Pacific Time on January 31, 2013 (provided that the January 31, 2013 date shall be extended until January 31, 2014 if Broncus exercises its right to extend the “Diligence Dates” pursuant to Section 4.1(b) of the License Agreement).

1.4 “Issue Date” means the date on which this Warrant is issued by the Company as set forth on the first page of this Warrant.

1.5 “License Agreement” means that certain License Agreement dated as of                     , 2005 between the Company, Angiotech Parharmaceuticals, Inc., Angiodevice International GmbH and Angiotech International AG.

1.6 “Securities Act” means the Securities Act of I 933, as amended.

1.7 “Share Number” means a number equal to Seven Hundred Sixty Thousand One Hundred Ten (760,110) plus, to the extent the following events occur, (i) an additional Seven Hundred Sixty Thousand One Hundred Nine (760,109) immediately following the first approval of an IDE or HDE for an Eligible Product (as such terms are defined in the License Agreement), or a foreign equivalent, submitted by or on behalf of the Company, its Affiliates (as such term is defined in the License Agreement), or permitted sublicensees (the satisfaction of this condition, hereafter, referred to as the achievement of a “Milestone”), plus, (ii) an additional Seven Hundred Sixty Thousand One Hundred Nine (760,109) immediately following the First Commercial Sale of an Eligible Product (as such terms are defined in the License Agreement) in any country in the world (the satisfaction of this condition, hereafter, also referred to as the achievement of a “Milestone”). Each of the foregoing deadlines for achieving a Milestone is referred to herein as a “Vesting Deadline” and any increase in the Share Number by virtue of the achievement of a Milestone is referred to herein as “Vesting” of Warrant Shares. Notwithstanding the foregoing, if Broncus terminates the License Agreement pursuant to the provisions of Section 8.3(c) of the License Agreement, and such termination is not due to a material technical defect attributable to the subject matter of the Licensed Technology (as defined in the License Agreement), then all Milestones will be deemed achieved for purposes of calculating the Share Number. All of the numbers set forth in this Section 1.7 shall be subject to adjustment pursuant to Section 3. Except as adjusted pursuant to Section 3, under no circumstances shall the Share Number exceed Two Million Two Hundred Eighty Thousand Three Hundred Twenty Eight (2,280,328).

1.8 “Warrant” means this Warrant and any warrant(s) delivered in substitution or exchange therefor, as provided herein.

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1.9 “Warrant Shares” means the shares of the Company’s Series E Preferred Stock, no par value per share (subject to adjustment pursuant to Section 3).

2. Exercise.

(a) Subscription Form and Surrender of Warrant. Subject to compliance with all applicable securities laws and the other provisions of this Warrant, this Warrant may be exercised in whole or in part by submitting the subscription form attached hereto as Exhibit 1 duly executed by the Registered Holder, accompanied by payment as set forth in Section 2(b), to the principal office of the Company at the address as set forth in Exhibit 1, or such other address specified by the Company pursuant to Section 6.4. In the event of an exercise of this Warrant with respect to all remaining Warrant Shares, the Registered Holder shall surrender this Warrant at the principal offices of the Company (at the address stated above) as a condition to receiving such Warrant Shares. In the event of a partial exercise of this Warrant, this Warrant shall be delivered by the Registered Holder to the Company for cancellation and replacement with a new Warrant containing the same terms as this Warrant and reflecting the remaining number of Warrant Shares issuable upon any subsequent exercise thereof. All Warrant Shares issued upon the exercise of this Warrant pursuant to this Section 2 shall be validly issued, fully paid and nonassessable.

(b) Form of Payment. Payment shall be made at the time of exercise with respect to Warrant Shares being purchased hereunder by cash, check and/or wire transfer, of an amount equal to the then-applicable Exercise Price multiplied by the number of Warrant Shares then being purchased.

(c) Date of Exercise. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of submission of the subscription form attached hereto as Exhibit 1 as provided in Section 2(a), and the Registered Holder shall (subject to the performance by such Registered Holder of all applicable conditions of exercise) be treated for all purposes as the Registered Holder of record of such shares as of the close of business on such date.

(d) Delivery of Certificates; No Fractional Shares. As soon as reasonably practicable on or after such date of exercise specified in Section 2(c) and contingent upon the Registered Holder’s delivery of the Warrant to the Company for cancellation (and the issuance of a new Warrant as required under Section 2(a)) in the event of a partial exercise), the Company shall issue and deliver to the Registered Holder a certificate for the number of whole Warrant Shares issuable upon such exercise. No fractional shares may be issued upon any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares. If a fractional share interest arises upon any exercise of this Warrant, the Company shall pay the value of such fractional share interest to the Registered Holder in cash, based on the value of a Warrant Share at the time of exercise.

3. Adjustment of Exercise Price and Number of Warrant Shares. The Share Number and the character of Warrant Shares issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Exercise Price therefor, are subject to adjustment as follows:

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3.1 Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. The Exercise Price and the Share Number shall be proportionally adjusted to the extent necessary to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of the class or series of the Warrant Shares that occurs after the Issue Date. In the event that, at any time following the Issue Date, holders of outstanding shares of capital stock of the Company then constituting the Warrant Shares become entitled to receive other stock, securities or property of the Company in exchange for or replacement of such Warrant Shares, whether by way of recapitalization, reclassification, conversion, or otherwise (other than as set forth in Section 3.3) then, and in each such case, the Registered Holder of this Warrant, upon the exercise of this Warrant (as provided in Section 2), at any time after the consummation of such recapitalization, reclassification, conversion, or other transaction, shall be entitled to receive, in lieu of the stock or other securities or property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Registered Holder would have been entitled upon the consummation of such recapitalization, reclassification, conversion or other transaction if such Registered Holder had exercised this Warrant immediately prior thereto (or prior to the record date therefor, if applicable), all subject to further adjustment as provided in this Section 3; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such recapitalization, reclassification, conversion or other event.

3.2 Adjustment for Other Dividends and Distributions. In case the Company shall, after the Issue Date, make or issue, or shall fix a record date for the determination of eligible shareholders entitled to receive, a dividend or other distribution payable with respect to the Warrant Shares payable in securities of the Company (other than issuances with respect to which adjustment is made under Section 3.1), then, and in each such case, the Registered Holder of this Warrant, upon exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the Warrant Shares issuable upon such exercise prior to such date, the securities or such other assets of the Company to which such Registered Holder would have been entitled upon such date if such Registered Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

3.3 Adjustment for Reorganization, Consolidation, Merger. In case of any reorganization of the Company (or of any other corporation, the stock or other securities of which are at the time receivable on the exercise of this Warrant), after the Issue Date, or in case, after such date, the Company (or any such corporation) shall consolidate with or merge into another corporation then, and in each such case, the Registered Holder of this Warrant, upon the exercise of this Warrant (as provided in Section 2), at any time after the consummation of such reorganization, consolidation, or merger, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Registered Holder would have been entitled upon the consummation of such reorganization, consolidation, or merger if such Registered Holder had exercised this Warrant immediately prior thereto (or prior to the record date therefor, if applicable), all subject to further adjustment as provided in this Section 3; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation, or merger.

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3.4 No Change Necessary. The form of this Warrant need not be changed because of any adjustment under this Section 3.

4. Representations and Warranties and Certain Agreements of Registered Holder. Registered Holder hereby represents and warrants to, and agrees with, the Company, that:

4.1 Purchase for Own Account. Each of this Warrant and the Warrant Shares (collectively, the “Securities”) will be acquired for investment for Registered Holder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and Registered Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

4.2 Disclosure of Information. Registered Holder believes that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Securities. Registered Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Registered Holder or to which Registered Holder had access.

4.3 Investment Experience. Registered Holder understands that the purchase of the Securities involves substantial risk. Registered Holder (i) has experience as an investor in securities of companies in the development stage and acknowledges that Registered Holder is able to fend for itself, can bear the economic risk of Registered Holder’s investment in the Securities and has such knowledge and experience in financial or business matters that Registered Holder is capable of evaluating the merits and risks of this investment in the Securities and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Registered Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4 Accredited Investor Status. Registered Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

4.5 Restricted Securities. Registered Holder understands that the Securities are characterized as “restricted securities” under the Securities Act and Rule 144 promulgated thereunder inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Registered Holder represents that Registered Holder is familiar with Rule 144 of the U.S. Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Registered

**** Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

5

Holder understands that the Company is under no obligation to register any of the securities sold hereunder, except as may be set forth in the Fourth Amended and Restated Investors’ Rights Agreement dated March 19, 2004 between the Company and the “Investors” thereunder (such agreement, as amended, the “Investors’ Rights Agreement”).

4.6 No Solicitation. At no time was the Registered Holder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Securities.

4.7 Transfer of Warrant Prohibited. Neither this Warrant, nor any rights hereunder, may be assigned, conveyed or transferred, in whole or in part, without the Company’s prior written consent which the Company may withhold in its sole discretion; provided, however, that subject to compliance with all applicable securities laws, the Company’s consent shall not be required for an assignment or transfer of this Warrant to an Affiliate (as defined below) of the Registered Holder, so long as such affiliate agrees in a writing satisfactory to the Company to be bound by the terms of this Warrant (and the terms and conditions of each of the Investors’ Rights Agreement, the Third Amended and Restated Voting Agreement dated September 10, 2004 between the Company and the “Investors” thereunder, as amended from time to time, and the Second Amended and Restated Co-Sale Agreement dated March 19, 2004 between the Company and the “Investors” thereunder, as amended from time to time, in each such case as an “Investor” thereunder), and represents that such affiliate is also an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act. “Affiliate” means any entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Registered Holder.

4.8 Further Limitations on Disposition. Without in any way limiting the representations set forth above, Registered Holder further agrees not to make any disposition of all or any portion of the Securities (other than the Warrant itself, transfers of which are governed by Section 4.7) unless and until:

(a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) Registered Holder shall have notified the Company of the proposed disposition, and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, at the expense of Registered Holder or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer in compliance with Rule 144 or Rule 144A; (ii) for any transfer without consideration (or with consideration with the Company’s consent) by a Registered Holder that is a partnership or a corporation to (A) a partner of such partnership or shareholder of such corporation, (B) a retired partner of such partnership who retires after the date hereof, (C) the estate of any such partner or shareholder or (D) an entity that

**** Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

6

is an affiliate of such entity (including without limitation a wholly owned subsidiary); or (iii) for the transfer by gift, will or intestate succession by any Registered Holder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 4 to the same extent as if the transferee were an original Registered Holder hereunder.

4.9 Legends. Registered Holder understands and agrees that the certificates evidencing the Warrant and/or the Warrant Shares and/or shares of Common Stock issued on conversion thereof will, as applicable, bear legends substantially similar to those set forth below in addition to any other legend that may be required by applicable law, by the Company’s Articles of Incorporation or Bylaws, as amended from time to time hereafter, or by any agreement between the Company and such Registered Holder:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE 1933 ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AGREEMENTS AND RESTRICTIONS WITH REGARD TO THE VOTING OF SUCH SHARES AND THEIR TRANSFER, AS PROVIDED IN THE PROVISIONS OF A VOTING AGREEMENT, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH AGREEMENTS AND RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RIGHTS OF CO-SALE AS SET FORTH IN A CO-SALE AGREEMENT ENTERED INTO BY THE HOLDER OF THESE SHARES, THE COMPANY AND CERTAIN SHAREHOLDERS OF THE COMPANY. A COPY OF SUCH AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH RIGHTS OF CO-SALE ARE BINDING ON TRANSFEREES OF THIS SHARES.

THE SHARES SUBJECT TO THIS CERTIFICATE: (1) ARE CONVERTIBLE INTO SHARES OF COMMON STOCK OF THE COMPANY AT THE

**** Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

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OPTION OF THE HOLDER AT ANY TIME PRIOR TO AUTOMATIC CONVERSION THEREOF; AND (2) AUTOMATICALLY CONVERT INTO COMMON STOCK OF THE COMPANY IN THE EVENT OF A PUBLIC OFFERING MEETING CERTAIN REQUIREMENTS ALL PURSUANT TO AND UPON THE TERMS AND CONDITIONS SPECIFIED IN THE COMPANY’S ARTICLES OF INCORPORATION. A COPY OF SUCH ARTICLES OF INCORPORATION MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A 180 DAY MARKET STANDOFF RESTRICTION AS SET FORTH IN A CERTAIN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE INITIAL PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.

The first legend set forth above shall be removed by the Company from any certificate evidencing the Securities upon delivery to the Company of an opinion of counsel, reasonably satisfactory to the Company, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale (other than pursuant to Rule 144 or Rule 145 under the Securities Act) without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant, to which the Company issued the Securities.

5. Reservation of Shares. The Company shall, at all times during the Exercisability Period keep reserved out of its authorized but unissued capital stock such number of authorized Warrant Shares and, as applicable, shares of Common Stock issuable upon conversion thereof (or shares of stock or any other series or class into which the same may be changed) as shall be sufficient to effect the exercise of this Warrant. If at any such time the number of authorized but unissued shares of the Company’s capital stock shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued capital stock as shall be sufficient for such purpose.

6. Miscellaneous.

6.1 Loss or Mutilation. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership, and the loss, theft, destruction or mutilation, of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.

6.2 No Rights or Liabilities as Shareholder. This Warrant does not by itself entitle the Registered Holder to any voting rights or other rights as a shareholder of the

**** Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

8

Company. In the absence of affirmative action by Registered Holder to purchase Warrant Shares by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Registered Holder shall cause such Registered Holder to be a shareholder of the Company for any purpose.

6.3 Amendment; Waiver. Any term of this Warrant may be amended and the observance of any term of this Warrant waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Registered Holder.

6.4 Notices. Any notice required to be delivered to the Company under this Warrant shall be in writing and addressed to the Chief Executive Officer of the Company at the address set forth on Exhibit 1 hereto, or at such other address as the Company may designate by ten (10) days advance written notice to the Registered Holder. Any notice required to be delivered to the Registered Holder shall be in writing and addressed to the Registered Holder at the address set forth below in this Section 6.4, or at such other address as such the Registered Holder may designate by ten (10) days advance written notice to the Company. All notices shall have been deemed to have been given or delivered upon: (i) personal delivery; (ii) in the case of deliveries within the United States, one (1) business day after deposit with any nationally recognized express courier (prepaid) specifying one (1) day delivery; or (iii) in the case of deliveries across international borders, three (3) business day after deposit with any internationally recognized express courier (prepaid) specifying delivery on as expedited a basis as is available using such courier.

Address for initial Registered Holder:

1618 Station Street

Vancouver, B.C.

Canada V6A 1B6

Attn. Chief Business Officer

With a copy to: General Counsel

6.5 Governing Law. This Warrant shall be construed and enforced in accordance with, and governed by, the internal laws of the State of California, excluding that body of law applicable to conflicts of laws.

6.6 Terms Binding. By acceptance of this Warrant, the Registered Holder of this Warrant (and each subsequent assignee, transferee or Registered Holder of this Warrant) accepts and agrees to be bound by all the terms and conditions of this Warrant.

6.7 Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[The remainder of this page was intentionally left blank.]

**** Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

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IN WITNESS WHEREOF, the Company and the Registered Holder have executed this Warrant as of the Issue Date.

THE COMPANY:	ACKNOWLEDGED AND ACCEPTED BY THE REGISTERED HOLDER:

BRONCUS TECHNOLOGIES, INC.,	ANGIOTECH PHARMACEUTICALS, INC.
a Delaware corporation

(Authorized Signature)	(Authorized Signature)

(Printed Name)	(Printed Name)

(Title)	(Title)

[Signature Page to Warrant to Purchase Series E Preferred Stock

of Broncus Technologies, Inc.]

**** Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

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EXHIBIT 1

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To:	Broncus Technologies, Inc.	cc:	Fenwick & West LLP
	1400 N. Shoreline Blvd., Ste 8A		801 California Street
	Mountain View, CA 94043		Mountain View, CA 94041
	Attention: Chief Executive Officer		Attention: Barry J. Kramer, Esq.

(1) Exercise. The undersigned hereby elects to purchase shares of Series E Preferred Stock of Broncus Technologies, Inc., a California corporation (the “Company”) pursuant to Section 2(b) of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

(2) Investment Representations. In exercising this Warrant, the undersigned hereby confirms and acknowledges that Registered Holder has carefully reviewed the representations and warranties set forth in Section 4 of the attached Warrant and that such representations and warranties are true and correct as of this date with respect to the Registered Holder as if the Registered Holder was making such representations and warranties on this date.

(3) Surrender of Warrant. The Warrant is hereby surrendered for cancellation and, in the event of a partial exercise, the undersigned hereby requests that a new Warrant for the remaining balance of shares issuable upon exercise be issued as provided for under Section 2(a) of the surrendered Warrant.

(4) Stock Certificate. Please issue a certificate or certificates representing said shares of the Company’s capital stock in the name specified below:

Dated:	REGISTERED HOLDER

(Name of Registered Holder)

(Authorized Signature)

**** Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

CONFIDENTIAL

EXHIBIT C

Applicable Covenants and Conditions from the Third Party Licenses

Third Party Licenses	Application Covenants and Conditions

UBC Agreement	Sections 1, 2.1, 2.4, 3.4, 7.1-7.3, 8.1-8.4

Applicable sections of the UBC Agreement are attached hereto:

1 DEFINITIONS:

1.1 In this Agreement, unless a contrary intention appears, the following words and phrases shall mean:

(a) “Date of Commencement” or “Commencement Date”: this Agreement will be deemed to have come into force on the Date of Commencement which shall be the 1st day of August, 1997, and shall be read and construed accordingly,

(b) “Improvements”: improvements, variations, updates, modifications, and enhancements made to the Technology at any time after the Commencement Date which are included in the Patents, which means such improvements shall claim priority to the Patents,

(c) “Licensee New Technology”: inventions, discoveries, improvements, variations, updates, modifications and/or enhancements relating to the Technology Applications developed at any time after the Date of Commencement which are developed solely by the Licensee, to the extent used in combination with the Technology or Improvements for the Technology Applications,

(d) “Patent(s)”: the Patent(s) and Patent applications set out on Schedule “A”,

(e) “Product(s)”: goods manufactured in connection with the use of all or some of the Technology, Improvements, and Licensee New Technology,

(f) “Technology”: the Patents, and any and all knowledge, know-how and/or technique or techniques invented, developed and/or acquired, being invented, developed and/or acquired prior to the Date of Commencement by the University relating to the Patents, as amended from time to time, including, without limitation, all research, data, specifications, instructions, manuals, papers or other materials of any nature whatsoever, whether written or otherwise, relating to same,

(g) “Technology Applications”: means ****

**** Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

(h) “UBC Trade-marks”: any mark, trade-mark, service mark, logo, insignia, seal, design, symbol, or device used by the University in any manner whatsoever,

2.0 PROPERTY RIGHTS IN AND TO THE TECHNOLOGY:

2.1 The parties hereto hereby acknowledge and agree that the University and the Licensee jointly own any and all right, title and interest in and to the Technology, as well as any and all Improvements.

2.4 On the last working day of December of each and every year during which this Agreement remains in full force and effect, the Licensee shall deliver in writing the details of any and all Improvements which the Licensee (and any sublicensees of the Licensee) has developed and/or acquired during the previous twelve month period. Such information shall be maintained as confidential by the University and, subject to the terms of this Agreement, shall not be used for any purpose which is not expressly permitted herein.

3 GRANT OF LICENCE:

3.4 Notwithstanding Article 3.1 herein, the parties acknowledge and agree that the University may use the Technology and Improvements without charge in any manner whatsoever for research, scholarly publication, educational or other non-commercial use.

7 DISCLAIMER OF WARRANTY:

7.1 That the University makes no representations, conditions, or warranties, either express or implied, with respect to the Technology and Improvements or the Products. Without limiting the generality of the foregoing, the University specifically disclaims any implied warranty, condition, or representation that the Technology or the Products:

(1)	shall correspond with a particular description;

(2)	are of merchantable quality;

(3)	are fit for a particular purpose; or

(4)	are durable for a reasonable period of time.

That the University shall not be liable for any loss, whether direct, consequential, incidental, or special which the Licensee suffers arising from any defect, error, fault, or failure to perform with respect to the Technology or Products, even if the University has been advised of the possibility of such defect, error, fault, or failure. That the Licensee acknowledges that it has been advised by the University to undertake its own due diligence with respect to the Technology.

**** Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

2

7.2 That the parties acknowledge and agree that the International Sale of Goods Act and the United Nations Convention on Contracts for the International Sale of goods have no application to this Agreement.

7.3 Nothing in this Agreement shall be construed as:

(a) a warranty or representation by the University as to title to the Technology or that anything made, used, sold or otherwise disposed of under the licence granted in this Agreement is or will be free from infringement of patents, copyrights, trade-marks, industrial design or other intellectual property rights,

(b) an obligation by the University to bring or prosecute or defend actions or suits against Third Parties for infringement of patents, copyrights, trade-marks, industrial designs or other intellectual property or contractual rights,

(c) the conferring by the University of the right to use in advertising or publicity the name of the University or UBC Trade-marks.

8 INDEMNITY AND LIMITATION OF LIABILITY:

8.1 That the Licensee hereby indemnifies, holds harmless and defends the University, its Board of Governors, officers, employees, faculty, students, invitees, and agents against any and all claims (including all legal fees and disbursements incurred in association therewith) arising out of the exercise of any rights under this Agreement including, without limiting the generality of the foregoing, against any damages or losses, consequential or otherwise, arising from or out of the use of the Technology, Improvements or Products licensed under this Agreement by the Licensee or its sublicensees, or their customers or end-users howsoever the same may arise, with the exception of any costs and expenses specifically assumed by the University under this Agreement.

8.2 Subject to Article 8.3, the University’s total liability, whether under the express or implied terms of this Agreement, in tort (including negligence), or at common law, for any loss or damage suffered by the Licensee, whether direct, indirect, special, or any other similar or like damage that may arise or does arise from any breaches of this Agreement by the University, its Board of Governors, officers, employees, faculty, students, or agents shall be limited to the amount of the initial licence fee paid to the University pursuant to Article 3.5 [CAN $10,000].

8.3 In no event shall the University be liable for consequential or incidental damages arising from any breach or breaches of this Agreement.

8.4 No action, whether in contract or tort (including negligence), or otherwise arising out of or in connection with this Agreement may be brought by the Licensee more than six months after the cause of action has occurred.

**** Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

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CONFIDENTIAL

EXHIBIT D

Description of Example Kit and Associated Components

An Exhale Airway Bypass Procedure Kit which contains:

1 Doppler Catheter

1 Needle Dilation Catheter

8 PTX-eluting Stents (mounted on individual balloon catheters)

Anticipated Kit sales price (as of the above date): $****

Anticipated individual product average sales prices (for this example only):

Doppler Catheter	$	*	***each
Needle Dilation Catheter	$	*	***each
PTX-eluting Stent	$	*	***each

According to the A/(A+B) allocation formula, the Net Sales (with respect to the Eligible Products sold as part of this kit) is:

****

For purposes of determining Royalties payable, the Net Sales (excepting the reductions found in the Net Sales definition (a)-(c)) value attributable to Eligible Products sold within this Kit is:

****

As such, the Royalty would be applied to this Net Sales value.

**** Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

CONFIDENTIAL

EXHIBIT E

Patents and Patent Applications Excluded from Polymer

PATENT FAMILY & PRIORITY DATE	PATENT OR PUBLICATION NUMBER	TITLE	DATES	INTERNATIONAL PATENTS (PER PATENT FAMILY)

1 40201 09/02/87	****	****	****	****
	****	****	****

2 40208 11/02/89	****	****	****	****
	****	****	****

3 40209 11/27195	****	****	****	****

4 40210 10/10/96	****	****	****	****

**** Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

5 40213 11/06/96	****	****	****	****

6 40214 11/06196	****	****	****	****
	****	****	****
	****	****	****

7 40211 01127/97	****	****	****	****
	****	****	****

8 40212 06123/97	****	****	****	****

9 40215 08/31/99	****	****	****	****

10 40216 09/10/99	****	****	****	****
	****	****	****

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11 40221 12/03/99	****	****	****	****

12 40218 04/12/01	****	****	****	****

13 40219 03/18/02	****	****	****	****

14 40220 07/30/02	****	****	****	****

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CONFIDENTIAL

EXHIBIT F

Amendment to Financing Agreements and Waiver of Right of First Refusal

**** Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

BRONCUS TECHNOLOGIES, INC.

AMENDMENT TO FINANCING AGREEMENTS

AND WAIVER OF RIGHT OF FIRST REFUSAL

This Amendment to Financing Agreements and Waiver of Right of First Refusal (this “Amendment”) is made and entered into as of June 2005 by and among Broncus Technologies, Inc., a California corporation (the “Company”), the parties listed on the Schedule of Investors attached to this Amendment as Exhibit A (each hereinafter individually referred to as an “Investor” and collectively referred to as the “Investors”) and Angiotech Pharmaceuticals, Inc. (“Angiotech”).

Whereas, the Company issued shares of its Series E Preferred Stock in a series of closings beginning on March 19, 2004 and ending on September 21, 2004 pursuant to a Series E Preferred Stock Purchase Agreement dated March 19, 2004 and amended on September 10, 2004 between the Company and the “Investors” thereunder (the “Series E Purchase Agreement”);

Whereas, in connection with the issuances of Series E Preferred Stock pursuant to the Series E Purchase Agreement, the Company and the Investors entered into that certain Fourth Amended and Restated Investors’ Rights Agreement dated March 19, 2004 and amended on September 10, 2004 (such agreement, as amended hereby and from time to time hereafter, the “Investors’ Rights Agreement”), that certain Second Amended and Restated Co-Sale Agreement dated March 19, 2004 (such agreement, as amended hereby and from time to time hereafter, the “Co-Sale Agreement”) and that certain Third Amended and Restated Voting Agreement dated September 10, 2004 (such agreement, as amended hereby and from time to time hereafter, the “Voting Agreement”) (all such agreements, as amended hereby and from time to time hereafter, collectively, the “Financing Agreements”),

Whereas, the Company now desires to issue to Angiotech a warrant to purchase up to an aggregate total of 2,280,328 shares of Series E Preferred Stock (such warrant, as it may be amended from time to time hereafter, the “Angiotech Warrant”);

Whereas, in connection with the issuance of the Angiotech Warrant, the parties hereto desire to amend the Financing Agreements to provide for Angiotech to become a party to the Financing Agreements as an “Investor” thereunder and to make certain other related amendments thereto, and to waive the Investors’ right of first refusal under Section 3 of the Investors’ Rights Agreement with respect to the issuance of the Angiotech Warrant (and the shares of stock issuable upon exercise thereof);

Now, therefore, effective and contingent upon the issuance of the Angiotech Warrant the parties hereby agree as follows:

1. Amendment of Investors’ Rights Agreement. The Investors’ Rights Agreement is hereby amended as follows:

(a) The term “Investors”, as defined in the Investors’ Rights Agreement, shall be deemed to include Angiotech as if it were listed on Exhibit A thereto;

**** Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

(b) Wherever reference is made in Sections 1.1 (“Financial Information”), 2.1(b) (“Registrable Securities”), or 2.1(d) (“Holder”) to the “Warrants”, reference shall also be deemed to be made therein to the Angiotech Warrant. For purposes of Section 1.1, the shares of Common Stock of the Company issuable upon conversion of the shares of Series E Preferred Stock that are issuable upon exercise thereof shall be deemed to be shares of “Conversion Stock”.

(c) Section 3.2 (“New Securities”) shall include a new exclusion from the definition of “New Securities” which are subject to the Section 3 right of first refusal in a new subsection (j) which provides:

“(j) the Angiotech Warrant and any securities directly or indirectly issuable upon exercise thereof.”

(d) For purposes of determining any rights that the holder of the Angiotech Warrant may have under the Investors’ Rights Agreement, only that number of “Warrant Shares” (or shares of Common Stock issuable upon conversion thereof) equal to the then-current “Share Number” (as those terms are as defined in the Angiotech Warrant and as such Share Number may be adjusted pursuant to Section 3 of the Angiotech Warrant) shall be deemed to be issued and/or issuable under the Angiotech Warrant.

(e) Notwithstanding anything to the contrary in Section 1 (“Financial Information”), the Company may exclude from any information otherwise required to be provided to the holder of the Angiotech Warrant (or the shares of stock issued upon any exercise thereof), any confidential information which the Company reasonably believes is of a sensitive nature and should not be provided in light of such holders’ interests (other than its interests solely as a holder of the Company’s securities), provided that nothing herein limits the Company’s obligations to provide information, or the holder of the Angiotech Warrant’s right to receive information, pursuant to agreements other than the Angiotech Warrant or the Financing Agreements.

2. Amendment of Co-Sale Agreement. The Co-Sale Agreement is hereby amended to provide that the term “Investors”, as defined in the Co-Sale Agreement, shall be deemed to include Angiotech as if it were listed on Exhibit A thereto;

3. Amendment of Voting Agreement. The Voting Agreement is hereby amended to provide that the term “Investors”, as defined in the Voting Agreement, shall be deemed to include Angiotech as if it were listed on Exhibit A thereto.

4. Angiotech’s Agreement to be Bound by Financing Agreements. By executing this Amendment as an “Investor” hereunder, Angiotech agrees to be bound by each of the terms and conditions of each of the Financing Agreements as an “Investor” thereunder.

5. No Other Changes. Except as expressly amended by this Amendment, all of the terms of the Financing Agreements shall remain in full force and effect.

6. Waiver of Investors’ Existing Right of First Refusal. The existing Investors hereby waive, on behalf of all “Investors” under the Investors’ Rights Agreement, such Investors

2

right of first refusal under Section 3 of the Investors’ Rights Agreement with respect to the issuance of the Angiotech Warrant and all securities of the Company directly or indirectly issuable upon exercise thereof.

7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same amendment to the Financing Agreements.

8. Party to Financing Agreements. By signing below Angiotech thereby becomes a party to the Financing Agreements.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

BRONCUS TECHNOLOGIES, INC:

By:	/s/ Cary Cole
Cary Cole
President and Chief Executive Officer

[Signature Page to Broncus Technologies, Inc. Amendment to Financing Agreements and

Waiver of Right of First Refusal]

3

INVESTOR

ANGIOTECH PHARMACEUTICALS, INC.

Signature of Authorized Representative

Title of Authorized Representative

[Signature Page to Broncus Technologies, Inc. Amendment to Financing Agreements and

Waiver of Right of First Refusal]

4

EXHIBIT A

SCHEDULE OF INVESTORS

5